                                                                   EXHIBIT 10.45


                               AGREEMENT OF LEASE

                                    BETWEEN

                          FISHER-SIXTH AVENUE COMPANY

                                      AND

                           HAWAIIAN-SIXTH AVE CORP.,

                                   LANDLORD,

                                      AND

                  UNION BANK OF SWITZERLAND, NEW YORK BRANCH

                                    TENANT






          PREMISES:

          THE ENTIRE 47TH, 48, 49TH AND 50TH FLOORS
          1345 AVENUE OF THE AMERICAS
          NEW YORK, NEW YORK

                               TABLE OF CONTENTS

Article ....................................................................Page
        PREFACE AND DEMISED PREMISES .......................................   1
 1      RENT ...............................................................   2
 2      OCCUPANCY ..........................................................   4
 3      PREPARATION OF THE DEMISED PREMISES ................................   6
 4      TAX ESCALATION .....................................................   5
 5      EXPENSE ESCALATION .................................................  11
 6      CLEANING COST ESCALATION ...........................................  18
 7      ELECTRICITY ........................................................  23
 8      ALTERATIONS AND INSTALLATIONS ......................................  28
 9      REPAIRS ............................................................  33
10      REQUIREMENTS OF LAW; FIRE INSURANCE ................................  36
11      SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES ....................  38
12      LOSS, DAMAGE, REIMBURSEMENT, LIABILITY, ETC ........................  40
13      DESTRUCTION-FIRE OR OTHER CASUALTY .................................  43
14      EMINENT DOMAIN .....................................................  46
15      ASSIGNMENT, MORTGAGING, SUBLETTING, ETC ............................  48
16      ACCESS TO DEMISED PREMISES; CHANGES ................................  52
17      CERTIFICATE OF OCCUPANCY ...........................................  54
18      BANKRUPTCY .........................................................  55
19      DEFAULT ............................................................  57
20      REMEDIES OF LANDLORD; WAVER OF REDEMPTION ..........................  60
21      FEES AND EXPENSE; INTEREST .........................................  62
22      NO REPRESENTATIONS BY LANDLORD .....................................  63
23      END OF TERM ........................................................  64
24      QUIET ENJOYMENT ....................................................  65
25      DEFINITIONS ........................................................  66
26      ADJACENT EXCAVATION--SHORING .......................................  67
27      RULES AND REGULATIONS ..............................................  68
28      NO WAIVER ..........................................................  69
29      WAIVER OF TRIAL BY JURY ............................................  70
30      INABILITY TO PERFORM ...............................................  71
31      NOTICES ............................................................  72
32      SERVICES ...........................................................  73
33      ARBITRATION ........................................................  78
34      CONSENTS AND APPROVALS .............................................  79
35      INDEMNITY ..........................................................  80
36      CERTIFICATE OF TENANT ..............................................  81
37      NAME OF BUILDING; SIGNAGE ..........................................  83
38      MEMORANDUM OF LEASE ................................................  84
39      BROKERAGE ..........................................................  85
40      INVALIDITY OF ANY PROVISION ........................................  86
41      MISCELLANEOUS ......................................................  87
42      RESTRICTIONS UPON USE ..............................................  89
43      SUCCESSORS AND ASSIGNS .............................................  90
44      LANDLORD MORE THAN ONE PERSON ......................................  91
45      EFFECTIVE DATE .....................................................  92
46      RETAIL SPACE LEASE .................................................  93

EXHIBIT A - FLOOR PLANS .................................................... A-1
EXHIBIT B - INTENTIONALLY OMITTED .......................................... B-1
EXHIBIT C - RULES AND REGULATIONS .......................................... C-1
EXHIBIT D - CLEANING SPECIFICATIONS ........................................ D-1

     AGREEMENT OF LEASE made as of the 31st day of December, 1994, between THE FISHER-SIXTH AVENUE COMPANY, a New York partnership ("Fisher") with its office at c/o Fisher Brothers, 299 Park Avenue, New York, New York 10171 and HAWAIIAN SIXTH AVENUE CORP., a New York corporation ("Hawaiian") with its office at 1345 Avenue of the Americas, New York, New York 10105 (hereinafter Fisher and Hawaiian are collectively called .Landlord") and UNION BANK OF SWITZERLAND, NEW YORK BRANCH, a Swiss banking corporation, having an office at 299 Park Avenue, New York, New York 10171 (hereinafter called "Tenant").

                                  WITNESSETH:

     The parties hereto (hereinafter sometimes called "the parties") for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows:

     A. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building known as 1345 Avenue of the Americas, New York, New York 10105 (hereinafter called the "Building"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereto hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

     B. The premises hereby leased to Tenant are the entire area on the 47th, 48th, 49th and 50th floors of the Building as shown on the floor plans attached hereto as Exhibit A. Said premises are hereinafter called the "demised premises".

     C. (1) The term of this Lease, for which the demised premises are hereby leased, shall commence on the date that Landlord's Work (as defined in Article
3) shall have been completed by Landlord (hereinafter called the "Commencement Date") and shall end on the last day of the month in which the twenty-one year and six month anniversary of the Commencement Date of this Lease occurs, which ending date is hereinafter called the "Expiration Date", or shall end on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.


                                 ARTICLE 1 RENT

     1.1. Tenant shall pay to Landlord a fixed annual rent (hereinafter referred to as,"fixed annual rent") as follows:

     (a) FOUR MILLION EIGHT HUNDRED NINETY-TWO THOUSAND TWO HUNDRED SIXTY Dollars ($4,892,260.00) per annum for the period commencing on the Rent Commencement Date and ending on the day immediately preceding the fifth
     (5th) anniversary of the Rent Commencement Date;

     (b) FIVE MILLION THREE HUNDRED FOUR THOUSAND SEVEN HUNDRED SIXTY Dollars ($5,304,660.00) per annum for the period commencing on the fifth (5th) anniversary of the Rent Commencement Date and ending on the day immediately preceding the tenth (10th) anniversary of the Rent Commencement Date;

     (c) FIVE MILLION SEVEN HUNDRED SEVENTEEN THOUSAND TWO HUNDRED SIXTY Dollars ($5,717,260.00) per annum for the period commencing on the tenth (10th) anniversary of the Rent Commencement Date and ending on the day immediately preceding the fifteenth (15th) anniversary of the Rent Commencement Date;

     (d) SIX MILLION ON HUNDRED TWENTY-NINE THOUSAND SEVEN HUNDRED SIXTY Dollars ($6,129,760.00) per annum for the period commencing on the fifteenth (15th) anniversary of the Rent Commencement Date and ending on the Expiration Date;

     1.2. Intentionally Omitted.

     1.3. Tenant's obligations hereunder shall not be affected by any delay or failure of Landlord in billing the fixed annual rent provided for hereunder, nor shall any such delay constitute a waiver of, or in any way impair, the obligations of Tenant.

     1.4. Tenant agrees to pay the fixed annual rent in lawful money of the United States of America, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever, except such deduction as may be occasioned by the occurrence of any event permitting or requiring a deduction from or abatement of rent, as specifically set forth herein. Should the obligation to pay fixed annual rent commence or change on any day other than on the first day of a month, then the fixed annual rent for the unexpired portion of such month shall be adjusted and prorated on a per diem basis.

     1.5. Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided as follows:

          (a) With respect to (i) fixed annual rent, and (ii) additional rent that is owed to Landlord pursuant to the provisions of Articles 4, 5, 6 and 7, and which monthly installments of additional rent were previously billed to Tenant and which Tenant is obligated to continue to pay until notification of further adjustment by Landlord, Tenant shall pay such fixed annual rent and additional rent by directly depositing such amount in immediately available funds in a special bank account maintained by Landlord for such purpose at a bank to be designated by Landlord, and Tenant shall be advised of such special account number and bank, which may be changed by Landlord from time to time; and

          (b) With respect to any other amounts of additional rent owed by Tenant pursuant to this Lease, Tenant shall pay such additional rent by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of the New York Clearing House or a successor thereto.

     All sums other than fixed annual rent payable by Tenant hereunder shall be deemed additional rent payable on demand, unless other payment dates are provided herein. Landlord shall have the same rights and remedies with respect to failure by Tenant to pay additional rent as Landlord has with respect to failure by Tenant to pay fixed annual rent.

     1.6. Notwithstanding the provisions of Section 1.1 of this Lease, the fixed annual rent and additional rent payable by Tenant under Articles 4 and 5 shall be abated for the period (the "Abatement Period") commencing on the Commencement Date and ending on the eight (8) month anniversary of the Commencement Date.


                                   ARTICLE 2

                                   OCCUPANCY

     2.1. The demised premises shall be used solely as and for executive, administrative, general and banking offices, and for all other purposes incidental thereto and not prohibited by law (including, without limitation, the certificate of occupancy for the Building) provided that: (a) such use shall be in keeping with the character of the Building, and (b) no part of the demised premises shall have an automated cash dispensing machine for use by the general public during hours other than normal business hours provided the use of such automated cash dispensing machine 1) does not violate the certificate of occupancy for the Building and 2) is not inconsistent with or in contravention of any provisions of the insurance policies for the Building.

     2.2. Subject to applicable governmental regulations, Building rules and regulations and such other rules and regulations as Landlord may, from time to time establish and the availability of a proper mean of exhaustion, Tenant may designate a portion of the demised premises to be used as a fully operable kitchen and dining facility (the Kitchen'), within which Tenant shall be permitted to use and maintain a fully operable kitchen for the purpose of preparing foods for the personal use and consumption of Tenant, its employees or visitors and not for the sale to the general public. Tenant covenants that if its use of the Kitchen shall, in Landlord's sole but reasonable judgment, (i) cause or threaten to cause harm of any kind or nature whatsoever to the Building or any part thereof, or (ii) if food odors, vapors, fumes or exhaust emanate from the demised premises to other portions of the Building in a manner which is objectionable or disruptive to Landlord or any other tenant of the Building, then Tenant shall promptly cease the use of the Kitchen in such a manner which causes harm or which is objectionable or disruptive and shall take all actions at Tenant's sole cost and expense, to return the affected portions of the Building to the condition existing prior to such harm or disruption. If Tenant fails to promptly make any required repairs or restorations, the same may be made by Landlord at the expense of Tenant and such cost and expense shall be collectible as cost and additional rent under this Lease and shall be paid by Tenant upon demand. Notwithstanding anything to the contrary contained herein, if Tenant cannot use the Kitchen in a manner which does not cause harm to the Building or which is not objectionable or disruptive to other tenants of the Building, then Tenant shall' cease for the balance of the term of the Lease to use the Kitchen for the purposes herein stated and Tenant shall not be entitled to an allowance for diminution of rental value and there shall be no liability on the part of the Landlord or its agents by reason of inconvenience, annoyance, interruption, or injury to business arising from such inability of Tenant to continue to operate the Kitchen for the purposes herein stated and no such change in the use of the demised premises by Tenant shall constitute an actual or constructive eviction, in whole or in part, or release Tenant from any of its obligations under this Lease.

                                   ARTICLE 3

                      PREPARATION OF THE DEMISED PREMISES

     3.1. (a) Except as specifically provided in this Section 3 Tenant agrees to accept the demised premises in their condition and state of repair existing as of the date hereof subject to normal wear and tear and to the removal therefrom of the property, if any, of the existing tenant or occupant thereof and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the demised premises for
                              ---
Tenant's occupancy.

          (b) Landlord agrees that (i) Landlord will demolish the existing tenant improvements in the demised premises, supply Tenant with an ACP-5 form and remove asbestos-containing materials ("ACM") therein, as required in order for Tenant to perform work therein in accordance with Tenant's approved final plans and specifications, in compliance with Local Laws #76/1985 and any other applicable laws and legal requirements relating to asbestos (such demolition and asbestos removal is hereinafter called "Landlord's Work") and (ii) Landlord will also perform the following work in the demised premises (other than work affected by Tenant's work or alterations) to comply with the Americans with Disabilities Act: modifications of the core bathrooms and entrances, installation of strobe panels, strobe lights in the core (including core bathrooms), elevator buttons, core door hardware, warden station relocation and alarm pull box (such compliance is hereinafter called "Landlord's ADA Work"). Tenant shall be responsible for all other work as may be necessary to comply with the Americans with Disabilities Act not included in Landlord's ADA Work.

          (c) Landlord agrees that it will commence performing Landlord's ADA Work in the demised premises as soon as reasonably possible and such work shall be coordinated and completed with Tenant's performance of alterations and installations in the demised premises.

          (d) Following the completion of Landlord's Work, Landlord and Tenant shall perform a walk through of the demised premises and following such walk through Landlord shall, where necessary, clean or repair damaged convector units and convector covers, repair any damaged window caulking or millions and Landlord shall, where necessary, replace damaged convector grills.

          (e) Landlord has no knowledge of the existence of any hazardous waste, toxic waste or pollutants in the Building.


                                   ARTICLE 4

                                TAX ESCALATION

     4.1. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Article 4:

          (a) Definitions: For the purpose of this Article 4, the following definitions shall apply:

              (i) The term "base taxes" as hereinafter set forth for the determination of real estate tax escalation shall mean the average of real estate taxes for the New York City real estate tax year commencing July 1, 1994 and ending June 30, 1995 and the real estate tax year commencing July 1, 1995 and ending June 30, 1996.

              (ii) The term "The Percentage", for purposes of computing tax escalation, shall mean 7.164 (7.164%) percent.

              (iii) The term"the building project" shall mean the aggregate parcels of land (hereinafter called the "Land.") forming a single tax lot, on a portion of which are the improvements of which the demised premises form a part, with all the improvements thereon.

              (iv) The term "comparative year" shall mean the twelve (12) months following the New York City real estate tax year commencing July 1, 1995 and ending June 30, 1996, and each subsequent period of twelve (12) months.

              (v) The term "real estate taxes" shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the building project, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the building project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against the building project. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes, then-such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the term of this Lease unexpired at the time of the imposition of such assessment, shall be included in "real estate taxes". If, by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each comparative year in which such installments may be paid, the installments of such assessment so becoming payable during such comparative year, together with interest payable during such comparative year. The real estate taxes during the base tax year and each comparative year shall be adjusted, if necessary, to reflect 100% occupancy in the Building.

          (b) 1. In the event that the real estate taxes for any comparative year shall exceed the base taxes, Tenant shall pay to Landlord, as additional rent for such comparative year, an amount equal to The Percentage of the excess. Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the real estate taxes for such comparative year, which statement shall be accompanied by a copy of the applicable New York City real estate tax bill for the Building. If the real estate taxes for such comparative year exceed the base taxes, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be due from Tenant to Landlord, and such additional rent shall be payable by Tenant to Landlord as follows: after Landlord has furnished Tenant with the aforesaid statement, Tenant shall pay Landlord with the monthly installments of rent due on June 1, and December 1 of each such comparative year an amount equal to one-half (1/2) of the total sum of additional rent due from Tenant to Landlord pursuant to such statement for such comparative year, until such time as a new statement for a subsequent comparative year shall become effective. If, during the term of this Lease, any such taxes are required to be paid, in full or in quarterly or other installments, on any other date or dates than as presently required, then Tenant's tax escalation payment(s) shall be correspondingly accelerated so that said payments are due at least thirty
     (30) days prior to the date the corresponding portion of the payments are due to the taxing authority. If a statement is furnished to Tenant after the commencement of the comparative year in respect of which such statement is rendered, Tenant shall, within ten (10) days thereafter, pay to Landlord an amount equal to those installments or the total tax escalation payable as provided in the preceding sentence during the period prior to the first day of the month next succeeding the month in which the applicable statement has been furnished.

          2. If, after Tenant shall have made a payment of additional rent under this subdivision (b), Landlord shall receive a refund of any portion of the real estate taxes payable during any comparative year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within ten (10) days after receiving the refund pay to Tenant The Percentage of the refund allocable to such payment.

          3. (A) The statements of the real estate taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the real estate taxes for the periods represented thereby, unless Tenant within sixty (60) days after they are furnished shall in writing challenge their accuracy or their appropriateness or unless any reduction in real estate taxes shall be obtained. If Tenant shall dispute said statements, then pending the resolution of such dispute Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord.

          3. (B) If the resolution of any such dispute shall include a determination that Tenant shall have made an overpayment under subsection 4.1(b), such overpayment (together with interest thereon at the Prime Rate calculated from the date of the overpayment to the date the overpayment is credited or refunded to Tenant) shall be credited against the next installment of fixed annual rent due under Article 1 and if the amount of the credit exceeds the amount of the next installment of fixed annual rent due under Article 1, Landlord shall, within ten (10) days following the resolution of such dispute, refund the amount of any such overpayment (together with such interest) in excess of the next installment of fixed annual rent to Tenant. Notwithstanding anything contained in the immediately preceding sentence no interest shall be paid to Tenant by Landlord for an overpayment made under subsection 4.1(b) (2).

          4. In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article 4.

          5. If the Commencement Date is not the first day of a comparative year, then the additional rent due hereunder for such comparative year shall be a proportionate share of the said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the Lease term will be in existence during such comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinbefore set forth for the expiration of the term or any prior 'or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said
                                                   ---
proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Landlord shall promptly cause statements of said additional rent for that comparative year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make
                                           ---
appropriate adjustments of amounts then owing.

     6. Landlord's and Tenant's obligation to make the adjustments referred to in subdivisions 4.1(b) 1, 4.1(b)2 and 4.1 (b)5 above shall survive any expiration or termination of this Lease.

     7. Any delay or failure of Landlord in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder provided, however, if Landlord should fail to render any statement for real estate tax escalation within two (2) years of the expiration of the comparative year relating thereto then, provided Tenant shall notify Landlord that Landlord has failed during such two (2) year period to render such statement to Tenant, Landlord shall be deemed to have waived its right to collect any real estate tax escalation for such comparative year. Tenant agrees to promptly notify Landlord at any time Tenant becomes aware that Landlord has failed to render any statement for real estate tax escalation. If Tenant so notifies Landlord that Tenant has not received any statement for real estate tax escalation within such two (2) year period, Landlord shall be deemed to have waived its right to collect any real estate tax escalation for such comparative year unless Landlord shall render such statement before the earlier to occur of (i) the date which is six (6) months after such notification, or (ii) the expiration of such two (2) year period (provided, however, the time period for Landlord to render such statement shall in no event be less than thirty (30) days) from receipt of Tenant's notice.

                                   ARTICLE 5

                              EXPENSE ESCALATION

     5.1. Tenant shall pay to Landlord, as additional rent, expense escalation in accordance with this Article 5:

     (a) Definitions: For the purpose of this Article 5, the following definitions shall apply:

          (i) The term "Expense Base Factor" shall mean the amount of the Expenses for the calendar year 1995.

          (ii) The term "the building project" shall mean the aggregate parcels of land forming a single tax lot, on a portion of which are the improvements of which the demised premises form a part, with all the improvements thereon.

          (iii) The term "comparative year" shall mean the twelve consecutive months which constitute the fiscal or calendar year (during which the term of this Lease commences) utilized by Landlord for computing expense escalation generally for other tenants of the Building and each subsequent period of twelve (12) months during which occurs any portion of the terms of this Lease.

          (iv) The term "The Percentage", for purposes of computing expense escalation, shall mean 7.454 (7.454%) percent.

          (v) The term 'Expenses" shall mean the total of all the costs and expenses incurred or borne by Landlord with respect to the operation and maintenance of the building project and the services provided tenants therein including, but not limited to, the costs and expenses incurred for and with respect to: steam and any other fuel; water rates and sewer rents; air-conditioning, ventilation and heating (subject to adjustment as hereinafter described); Building electric current; metal, elevator cab, lobby and plazas.

              1. (Costs or expenses incurred in combination with other properties (e.g., insurance, association fees, etc.) shall be reasonably
                 ----
    allocated by Landlord among such other properties and the Building.)

              2. i.e, the cost of Building electric current shall be deemed to
                 ---
     mean the cost of all electricity purchased for use in the Building other than that which is redistributed to tenants in the Building; the parties agree that fifty percent (50%) of the Building's payment to the public utility for the(continued...) maintenance and cleaning; elevators; escalators; protection and security; lobby decoration and interior and exterior landscape maintenance; repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first-class building; maintenance; painting of non-tenant areas; fire, extended coverage, boiler and machinery, sprinkler, apparatus, public liability and property damage, rental and plate glass insurance and any insurance required by a mortgagee; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting employees of Landlord up to and including the building manager; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed on Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; worker's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; the cost for a bookkeeper and for an accountant; professional and consulting fees, including legal and connection with any application or proceeding wherein Landlord obtains or seeks to obtain reduction or refund of the real estate taxes payable or paid upon or against the building project; an annual fee, for management of the Building, equal to the annual management fee for the calendar year 1995 (hereinafter called the "Management Fee"). Said fee shall be increased for each comparative year for which Tenant pays additional rent hereunder, to an amount equal to the percentage of the Management Fee that

     (1) the Expenses (exclusive of such management fees) for the comparative year involved bear to (2) the Expense Base Factor reduced by the Management Fee. purchase of electricity shall be deemed to be payment for Building electric current and that, in the event (i) there should be a change in the amount of tenanted areas to which electricity is supplied, or (ii) either party believes that such 50% allocation or any subsequent allocation is not a correct allocation, then either party may hire its own electrical consultant to make an electrical survey to determine the allocation and advise the other party of such electrical consultant's determination. If the other party disputes such electrical consultant's determination, it shall do so in accordance with the dispute procedure set forth in the provisions of subsection 7.4(b) hereof and such dispute shall be resolved in accordance with subsection 7.4(b). Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

          (a) costs of cleaning and window washing (interior and exterior) of tenant areas, by contract or otherwise;

          (b) leasing commissions, consulting fees paid in lieu of leasing commissions and other expenses directly related to the marketing or leasing of space;

          (c) salaries for executives above the grade of building manager;

          (d) expenditures for capital improvements, which under generally accepted accounting principles are capitalized (the parties acknowledge and agree that under generally accepted accounting principles some expenditures may be expensed rather than capitalized because of lack of materiality), except for capital expenditures required by law, in which case the cost thereof shall be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten years, with an interest factor equal to the Prime Rate (as defined in Section 25.7 hereof) at the time of Landlord's having incurred said expenditure;

          (e) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Expenses hereunder;

          (f) cost of repairs or replacements incurred by reason of fire or other casualty, to the extent to which Landlord is compensated therefor through proceeds of insurance, or caused by the exercise of the right of eminent domain;

          (g) advertising and promotional expenditures;

          (h) legal fees for disputes with or the negotiation of leases with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with the maintenance and operation of the Building or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions;

          (i) costs incurred in performing work or furnishing services to or for individual tenants (including this Tenant) at such tenant's expense, to the extent that such work or service is in excess of any work or service Landlord at its expense is obligated to furnish to or for this Tenant; costs of performing work or furnishing services for tenants other than this Tenant at Landlord's expense, to the extent that such work or service is in excess of any work or service Landlord is obligated to furnish to or for this Tenant at Landlord's expense if any work or service is performed or furnished by Landlord to or for any tenant other than this Tenant, at such tenant's expense, then, but only to the extent that Landlord is obligated to perform such work or furnish such service to or for this Tenant at Landlord's expense, such work or service shall be deemed to have been performed or furnished to or for such other tenant at Landlord's expense and shall therefore be included in Expenses. Tenant agrees that there shall be no adjustment in calculating Expenses relating to supplying condenser water to occupants of the Building; and

          (j) any governmental fines, penalties or other costs incurred by Landlord due to Landlord's negligence or misconduct.

     If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses, and Landlord reasonably believes it will result in such savings or reductions, then the costs for same shall be included in Expenses. The costs of capital equipment or capital expenditures are so to be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Prime Rate at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the comparative year in which they were incurred.

     If during all or part of calendar year 1995 and any comparative year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an expense hereunder) to portions of the Building, due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons (except by reason of Landlord's failure to furnish such item of work or service to Tenant which Landlord is obligated to furnish to Tenant under this Lease [but only during the period of time that Landlord fails to furnish such item of work or service]), then, for the purposes of computing the additional rent payable hereunder, the amount of the expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or service to such portion of the Building. Landlord's statements hereunder shall reflect any such adjustments due to the factors set forth in this paragraph.

     Landlord is in compliance with existing laws, however, to the extent any compliance is required in the future due to existing laws, the modification of existing laws or the enactment of new laws, the cost of such compliance shall be included in Expenses, subject to Section 5.1(a) (v) (d).

     (b) 1. If the Expenses for any comparative year shall be greater than the Expense Base Factor, Tenant shall pay to Landlord, as additional rent for such comparative year, in the manner hereinafter provided, an amount equal to The Percentage of the excess of the Expenses for such comparative year over the Expense Base Factor (such amount being hereinafter called the "Expense Payment").

     Following the expiration of each comparative year and after receipt thereof from Landlord's certified public accountant, Landlord shall submit to Tenant a statement, certified by Landlord, setting forth the Expenses for the preceding comparative year and the Expense Payment, if any, due to Landlord from Tenant for such comparative year. The rendition of such statement to Tenant shall constitute prima facie proof of the accuracy thereof and, if such statement shows an Expense Payment due from Tenant to Landlord with respect to the preceding comparative year then, (i) Tenant shall make payment of any unpaid portion thereof within fifteen (15) days after receipt of such statement; and
(ii) Tenant shall also pay to Landlord, as additional rent, within fifteen (15) days after receipt of such statement, an amount equal to the product obtained by multiplying the total Expense Payment for the preceding comparative year by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months of the current comparative year which shall have elapsed prior to the first day of the month immediately following the rendition of such statement; and (iii) Tenant shall also pay to Landlord, as additional rent, commencing as of the first day of the month immediately following the rendition of such statement and on the first day of each month thereafter until a new statement is rendered, 1/12th of the total Expense Payment for the preceding comparative year. The aforesaid monthly payments based on the total Expense Payment for the preceding comparative year may be adjusted to reflect, if Landlord can reasonably so estimate, known increases in rates, for the current comparative year, applicable to the categories involved in computing Expenses, whenever such increases become known prior to or during such current comparative year. The payments required to be made under (ii) and (iii) above shall be credited toward the Expense Payment due from Tenant for the then current comparative year, subject to adjustment as and when the statement for such current comparative year is rendered by Landlord. If Landlord fails to render a statement for any comparative year within two (2) years after the expiration of such comparative year, then provided Tenant shall notify Landlord that Landlord has failed during such two (2) year period to render such statement to Tenant, Landlord shall be deemed to have waived its right to collect any Expenses for such comparative year. Tenant agrees to promptly notify Landlord at any time Tenant becomes aware that Landlord has failed to render any statement for Expense escalation. If Tenant so notifies Landlord that Tenant has not received any Expense escalation statement within such two (2) year period, Landlord shall be deemed to have waived its right to collect any Expenses for such comparative year unless Landlord shall render such statement before the earlier to occur of
(i) the date which is six (6) months of such notification, and (ii) the expiration of such two (2) year period (provided, however, the time period for Landlord to render such statement shall in no event be less than thirty (30) days from receipt of Tenant's notice).

     If any statement rendered to Tenant shall indicate that Tenant shall have made an overpayment with respect to any Expense payment, such overpayment (together with interest thereon at the Prime Rate calculated from the date of the overpayment to the date the overpayment is credited or refunded to Tenant) shall be credited against the next installment of fixed annual rent due under
Article 1 and if the amount of the credit exceeds the amount of the next installment of fixed annual rent due under Article 1, Landlord shall within ten
(10) days following the rendition of such statement, refund the amount of such overpayment (together with such interest) in excess of the next installment of fixed annual rent to Tenant. The statements of the Expenses to be furnished by Landlord as provided above shall be certified by Landlord, and shall be prepared in reasonable detail for Landlord by an independent certified public accountant. Wherever the calculation of Expenses requires any credit or adjustment with respect to any cost or expense, the certified public accountant who prepares the statement (who may be the certified public accountant now or then employed by Landlord for the audit of its accounts) shall determine the additional costs or expenses incurred by Landlord, or the amount saved if such is the case, with respect to any item of work or service and, to the extent necessary, said accountant may rely on allocations and estimates made by Landlord's management. The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant within ninety (90) days after they are furnished shall give a notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate.

Pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord. After payment of said additional rent, Tenant shall have the right, during reasonable business hours and upon not less than five (5) business days' prior written notice to Landlord, to examine Landlord's books and records with respect to the foregoing, provided such examination is concluded within ninety-five (95) days from the date Tenant sent such dispute notice to Landlord, but shall nevertheless have reasonable access thereafter to said bills and records in order to verify its examination.

     Any such dispute as to said statement shall be resolved by arbitration in accordance with the provisions of Article 33 hereof, which arbitration shall be by three (3) arbitrators each of whom shall be experienced in the operation of major office buildings in Manhattan, but none of whom shall be a person whose primary business activity or affiliation is being a commercial landlord.

     3. In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article 5.

     4. If the Commencement Date is not the first day of a comparative year, then the additional rent due hereunder for such comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the Lease term will be in existence during such comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default) whether the same be the date hereinabove set forth for the expiration of the term, or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Landlord shall, as soon as reasonably practicable, cause statements of the Expenses for that comparative year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

     5. Landlord's and Tenant's obligation to make the adjustments referred to in subdivisions 5.1(b) (1), (2) and (4) hereof shall survive any expiration or termination of this Lease.

     6. Any delay or failure of Landlord in billing any expense escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such expense escalation hereunder.

                                   ARTICLE 6

                           CLEANING COST ESCALATION

     6.1. Landlord and Tenant recognize and agree that all cleaning services in the demised premises shall be provided to Tenant pursuant to a cleaning contract (hereinafter called the "Cleaning Agreement") dated as of December 31, 1994, between 1345 Cleaning Service Co. (hereinafter called "Cleaning Contractor") and Tenant, a copy of which Cleaning Agreement has been furnished by Tenant Co Landlord.

     6.2. In the event the Cleaning Agreement is terminated for any reason whatsoever, then (a) Landlord shall provide cleaning services Co the demised premises as more particularly set forth in Section 32.8 hereof; and (b) the provisions of Sections 6.2 and 6.3 hereof shall be substituted for the provisions of Section 6.1 hereof and the fixed annual rent for the demised premises shall be increased by the amount of the Fixed annual Cleaning Fee and Cleaning Cost Escalation then payable under the Cleaning Agreement.

     6.3. If at any time after the Cleaning Agreement is terminated Landlord shall be providing cleaning services to the demised premises, Tenant shall pay to Landlord, as additional rent, cleaning cost escalation in accordance with this Section 6.3.

     Tenant acknowledges and understands that cleaning in and for the Building, including, but not limited to, interior and exterior and window washing, may be done by a cleaning contractor which is an entity under common control with Landlord, and that Landlord may, from time to time, designate a different cleaning contractor to do such work.

          (a) Definitions: For the purpose of this Article 6, the following definitions shall apply:

              (i) The term "base labor rate" as hereinafter used for the determination of cleaning cost escalation, shall mean the labor rate as that term is hereinafter defined for the calendar year in which the Cleaning Agreement is terminated, as presently contained in the Agreement between The Realty Advisory Board on Labor Relations, Inc. and Local 32B-32J of the Building Service Employees International Union AFL-CIO.

              (ii) The term "comparative year" shall mean the full calendar year after the Cleaning Agreement is terminated and each subsequent calendar year.

              (iii) The term "Cleaning Cost Factor" shall mean the cost of cleaning the Building for the calendar year in which the Cleaning Agreement is terminated.

              (iv) The term "The Percentage", for purposes of computing cleaning cost escalation, shall mean 7.454 (7.454%) percent.

              (v) The term "labor rate" shall mean the average hourly cost, inclusive of allocations and apportionments of taxes (including sales and use taxes) and fringe benefits incident, applicable, allocable or reasonably related thereto, for an hour's work by a porter engaged to work a 40 hour work week, based on the minimum regular hourly wage rate for such employment, determined as follows:

                    (1) The minimum regular hourly wage rate shall be the rate for employment of porters in Class A office buildings, from time to time established by Agreement between the Realty Advisory Board on Labor Relations, Inc. and Local 32B-32J of the Building Service Employees International Union AFL-CI0 or by the successors to either or both of them (this rate shall be used in computations under this Article 6 whether or not porters' wages are actually paid by or for the Landlord or by independent contractors who furnish such services to the demised premises).

                    (2) As used herein, the term "porters" shall mean that
              classification of employee engaged in the general maintenance and operation of office buildings most nearly comparable to that classification now applicable to porters in the 1995 agreement with said Local 32B-32J (which classification is presently termed "others" in said agreement).

                    (3) As used herein the term "fringe benefits" shall mean all fringe benefits, including, but not limited to, amounts for, allocable to or attributable to, pensions, welfare funds, vacations, holidays, sick days, birthdays, jury duty, medical checkup, lunch hours, relief time and other paid time off, bonuses, social security, unemployment, disability benefits, health, life, accident, workmen's compensation and other types of insurance. Furthermore, included within fringe benefits shall be an amount representing a reasonable cost for an average number of days taken by employees during a calendar year for days which are individual to an employee, such as jury days, death days, sick days, etc.; and at the request of Tenant, Landlord shall furnish to Tenant the information which is the basis of Landlord's calculation of said amount.

     If there is no such union agreement in effect at any time during the term of this Lease, then all computations and payments shall, nevertheless, be made, but shall be on the basis of the regular hourly wage rates, plus taxes (including sales and use taxes) and fringe benefits incident, allocable, or applicable thereto, actually being paid or accrued at such time by the Landlord, or by the contractor performing the cleaning services for Landlord, for such porters, and appropriate retroactive adjustment shall thereafter be made if and when the minimum regular hourly wage rate pursuant to such agreement is finally determined; and further provided, however, if any union agreement shall require the regular employment of porters on days or during hours when overtime or other premium pay rates are in effect, then the "regular hourly wage rate", as used above, shall be deemed to mean the actual weekly wage rate, divided by the actual hours in a calendar week during which such porters are required to be employed (if, for example, as of October 1, 1988, an agreement between RAB and Local 32B-32J shall require the regular employment of building porters for forty
(40) hours during a calendar week at a regular hourly wage rate of $9.00 for the first thirty (30) hours, and premium or overtime hourly wage rate of $12.00 for the remaining ten (10) hours, then the regular straight time hourly wage rate under this Article 6, as of October 1, 1988, shall be deemed to be the total weekly rate of $390.00 divided by the total number of required hours of employment, forty (40), or $9.75).

           (b) In the event that the labor rate in effect on the first day of any comparative year shall exceed the base labor rate,

     Tenant shall pay to Landlord, as additional rent for such comparative year, an amount equal to the product obtained by multiplying (i) the Cleaning Cost Factor by (ii) the percentage increase of the said labor rate in effect on the first day of such comparative year over the base labor rate and then multiplying the result by (iii) The Percentage. By or after the start of the first comparative year and by or after the start of each comparative year thereafter, Landlord shall furnish to Tenant a statement of the labor rate in effect on the first day of such comparative year and a statement of the base labor rate, showing the cleaning cost escalation, if any, which shall be due hereunder from Tenant to Landlord and the additional rent then payable by Tenant to Landlord shall be paid as provided in subsection 6.3(c) below.

          (c) The statements of the cleaning cost escalation to be furnished by Landlord as provided in subsection 6.3(b) above shall be certified by Landlord, and shall be prepared in reasonable detail; Each such annual amount of cleaning cost escalation, due by reason of the foregoing, shall commence to be payable, in equal monthly installments, as of the first day of' the period for which such labor rate shall exceed the base labor rate; and, after Landlord shall furnish Tenant with an escalation statement relating to such excess in the labor rate, such monthly installments of cleaning cost escalation, equal to one-twelfth (1/12) of the Annual amount determined above, shall be paid by Tenant to Landlord until a new change shall take place in the labor rate. In the event that the escalation statement is furnished to the Tenant after the commencement or effective date of any change in the labor rate, there shall be promptly paid by Tenant to Landlord any additional amount theretofore accrued or allocable to the period prior to the furnishing of the said escalation statement. In the event that the labor rate shall be changed or shall change more frequently than once a year, the adjustment hereunder shall similarly be made by Landlord in an additional escalation statement furnished by Landlord, so as to reflect such change in the monthly installments, as of the effective date of each such change.

          (d) The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the labor rate and cleaning cost escalation for the periods represented thereby, unless Tenant within ninety (90) days after they are furnished shall give a notice to Landlord that it disputes their accuracy, which notice shall specify the particular respects in which the statement is inaccurate. Pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord.

     Any such dispute as to the accuracy of the calculations in said statements shall be resolved by arbitration in accordance with the provisions of Article 33 hereof, which arbitration shall be by three (3) arbitrators each of whom shall have at least ten (10) years' experience in the supervision of the operation and management of major office buildings in Manhattan.

          (e) If the date of termination of the Cleaning Agreement is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the Lease term will be in existence during such first comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Prior to or promptly after said expiration or termination, Landlord shall compute the additional rent, if any, due from Tenant, as aforesaid, which computations shall either be based on that comparative year's labor rate(s) or be a reasonable estimate based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of that comparative year's labor rate(s), and upon Landlord's furnishing such statement to Tenant, Landlord and Tenant shall make appropriate adjustments of amounts then owing.

          (f) Landlord's and Tenant's obligation to make the adjustments referred to in subsection 6.3(c) and (e) above shall survive any expiration or termination of this Lease. Any delay or failure of Landlord in billing for any cleaning cost escalation payable as hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such cleaning cost escalation hereunder.

          (g) In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article 6.

                                   ARTICLE 7

                                  ELECTRICITY

     7.1. Landlord shall furnish to Tenant the electric energy which Tenant requires in the demised premises through the presently installed electrical facilities for Tenant's reasonable use in the demised premises, subject to the provisions of Section 7.6(a), for lighting, customary office equipment, computers, market data systems, supplemental HVAC and the usual small business machines, including Xerox or other copying machines. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

     7.2. Intentionally deleted.

     7.3. (a) Landlord shall, prior to the date Tenant occupies the demised premises for the conduct of its business, at Landlord's expense (which shall not be included as an Expense in any year), install and make functional a sufficient number of check meters and the equipment ancillary thereto on each floor of the demised premises (hereinafter called the "Check Meters") to (i) measure and record and provide printouts of the measurement of the demand and consumption in the demised premises of electric current during each month of each calendar year occurring during the term of this Lease and (ii) operate such meters to ascertain Tenant's consumption of kilowatt hours, by time of day, if applicable ("KWH") and demand in kilowatts ("KW") for each month. The Check Meters shall be connected so as to read the totalized demand of the demised premises. Landlord shall maintain and keep the Check Meters in good repair (including replacement, if necessary), working order and condition during the term of this Lease. All costs and expenses of maintaining and repairing the Check Meters shall be borne by Landlord. During any period that a Check Meter is non-operational or where such Check Meter(s) have not yet been installed after the Commencement Date, the Electricity Charge (as hereinafter defined) attributable to such Check Meter(s) shall be an amount reasonably estimated by Landlord's electrical consultant based upon the historical readings previously or thereafter received by Landlord from such non-operational Check Meter(s).

          (b) Tenant shall pay Landlord, for the furnishing of electricity to the demised premises as set forth herein an amount ("Electricity Charge") equal to Landlord's cost, as if billed by the electric utility supplying the Building, to furnish electricity to the demised premises (herein called "Landlord's Cost") for each calendar month. Landlord's Cost shall be determined by applying the KWH and KW to the rates pursuant to which Landlord purchases electric current for the Building during the particular calendar month, including therein any taxes, fuel adjustment charges, surcharges, demand charges, energy charges, time-of-day charges, rate adjustment charges or other impositions of any nature payable by Landlord (other than interest or penalties on late payments) and adding thereto a two percent (2%) ("Electricity Adjustment Fee") charge to compensate Landlord for any transmission loss in transmitting the electric energy from its source in the Building to the demised premises. If consumption or demand is billed at different rates depending on different subdivisions or categories of the rate schedule, then Tenant's KWH consumption and KW demand shall be billed at Landlord's Cost per KW or KWH (as the case may be) for such subdivision or category (e.g., KWH consumption is currently billed at different rates depending on the time of day of consumption and accordingly Tenant's KWH's shall be applied separately to the rates applicable to the period in which each KWH of Tenant's consumption was consumed). If the rates pursuant to which Landlord purchases electricity for the Building should change so that the application of the monthly KWH and KW to such rates (together with any taxes, fuel adjustment charges, surcharges, demand charges, energy charges, time-of-day charges, rate adjustment charges or other impositions) shall not reflect Landlord's actual cost of furnishing such KW and KWH then the calculation of Landlord's Cost shall be appropriately revised so that Landlord's Cost shall reflect Landlord's actual cost of furnishing electric current to the demised premises (e.g., if KWH consumption shall be billed at different rates depending on the volume of KWH consumed, then Tenant's KWH consumption shall be billed at Landlord's Cost per KWH in order that the benefit of any volume discount for KWH consumption shall be applied to Tenant's KWH consumption).

     7.4. (a) Following the expiration of each calendar month, Landlord shall submit to Tenant a statement setting forth in reasonable detail the Electricity Charge for such month together with copies of the Check Meter printouts showing the KW and KWH recorded during the applicable month and copies of the public utility rate schedule pursuant to which Landlord is then purchasing electricity for the Building. Tenant shall pay the amount of Electricity Charge shown on the statement (which amount shall be equal to Landlord's Cost for such month) within thirty (30) days after receipt of such statement.

          (b) The determination of the Electricity Charge by Landlord shall be binding and conclusive on Landlord and on Tenant from and after the delivery of copies of such determination (and the back-up documentation required by Section 7.4 (a) hereof) to Landlord and Tenant, unless within sixty (60) days after the delivery of such copies, Tenant disputes such determination. Upon Tenant' s request, Landlord shall furnish to Tenant copies of all bills for the relevant period from the public utility company furnishing electricity to the Building. If Tenant disputes the determination of Landlord, it shall, at its own expense, obtain from a reputable, independent electrical consultant its determination of the amount of the Electricity Charge in accordance with the provisions of this Article 7. Tenant and Landlord then shall seek to agree on the Electricity Charge. If they cannot agree, they shall choose a reputable electrical consultant (who shall not be or have been employed by or retained on an independent consulting basis, within the last two (2) years by either Landlord or Tenant, or any affiliate of Landlord or Tenant) whose cost shall be shared equally by Landlord and Tenant, to make a similar determination of the Electricity Additional Rent, which determination shall be limited to verification of the relevant Check Meter readings, the rates of the public utility for the applicable period and the accuracy of the computation of the Electricity Charge being contested, and if so limited, the determination of the Electricity Charge change by such third electrical consultant shall be controlling. If Landlord and Tenant cannot agree on such consultant, within ten
(10) days, then either party may apply to the Supreme Court in the County of New York for the appointment of such consultant. However, pending such determination, Tenant, without prejudice to Tenant's rights, shall pay to Landlord the amount of Electricity Additional Rent as determined by Landlord. If the resolution of any such dispute shall include a determination that Tenant shall have overpaid any Electricity Charge, such overpayment (together with interest thereon at the Prime Rate calculated from the date of the overpayment to the date the overpayment is credited or refunded to Tenant) shall be credited against the next installment of fixed annual rent due under Article 1 hereof and if the amount of the credit exceeds the amount of the next installment of fixed annual rent due under Article 1, Landlord shall refund the amount of any such overpayment (together with such interest) in excess of the next installment of fixed annual rent to Tenant. If the resolution of any such dispute shall include a determination that Tenant has underpaid Electricity Charge, then Tenant shall pay to Landlord the amount of any such underpayment together with interest thereon at the Prime Rate calculated from the date such underpayment should have been paid by Tenant to the date such amount is actually paid by Tenant to Landlord.

     7.5. Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord shall discontinue service on a voluntary basis, then Landlord shall reimburse Tenant for all reasonable out-of-pocket costs incurred by Tenant in connection with Tenant's arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord shall discontinue such service on an involuntary basis (e.g., discontinuance required by law), then Landlord and Tenant shall share such reasonable out-of-pocket costs incurred by Tenant in connection with Tenant's arrangements to obtain electric service directly from the public utility company servicing the Building on a declining basis with Tenant being responsible for an amount equal to such reasonable out-of-pocket costs multiplied by a fraction, the numerator of which is the number of months remaining in the term of this Lease and the denominator of which is two hundred fifty-eight (258). If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the demised premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall be obligated to pay no part of any cost required for Tenant's direct electric service. Landlord shall not voluntarily discontinue furnishing electric energy to Tenant in an arbitrary and discriminatory manner.

     7.6. (a) Landlord agrees that, at all times during the term of this Lease, the risers, feeders, transformers, panels and wiring installed in the Building by Landlord will be sufficient to permit a demand electrical load in the demised premises of six (6) watts (volt-amperes) per useable square foot of the demised premises excluding the Building HVAC systems; it being agreed that Tenant may distribute such six (6) watts (volt-amperes) among the demised premises as Tenant may reasonably require, subject to Landlord's approval, which approval shall not be unreasonably withheld. Tenant covenants and agrees that in no event shall its use of electric current in the demised premises exceed six (6) watts (volts-amperes) of demand electric load per useable square foot of the demised premises or any increased demand load as may be available after the installation of additional risers, feeders and other equipment, if permitted, pursuant to the provisions of this Section 7.6, and any breach by Tenant of this covenant shall be deemed a material breach of this Lease. Any additional risers, feeders or other proper or necessary equipment to supply Tenant's electrical requirements in excess of six (6) watts (volt-amperes) of demand electric load per useable square foot, upon written request of Tenant, will be installed by Landlord, at the sole but reasonable cost and expense of Tenant if, in Landlord's sole but reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the demised premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or unreasonably interfere with or disturb other tenants or occupants of the Building. Landlord shall install at Tenant's expense any additional Check Meters which may be necessary to measure Tenant's demand and consumption of electric current by reason of the installation of any such additional risers, feeders or other electrical equipment required as a result of Tenant's electrical usage exceeding the level of electricity Landlord is obligated to provide hereunder.

          (b) At Landlord's option, Tenant shall purchase from Landlord or Landlord's agent all lighting tubes, lamps, bulbs and ballasts used in the demised premises and Tenant shall pay Landlord's reasonable and competitive charges for providing and installing same, on demand, as additional rent.

     7.7. In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article 7, except by reason of any credit granted pursuant to the provisions of Section 7.4(b) for an overpayment of any Electricity Charge.

     7.8. It is the intention of Landlord that Tenant shall be required pursuant to this Article 7 to pay only the actual cost and expense incurred by Landlord in connection with furnishing electrical power to the demised premises plus the "Electricity Administrative Fee" it being understood and agreed that the charges to Tenant under this Article 7 are in no instance intended to include any profit or premium payable to Landlord for providing such electrical service other than such Electricity Administrative Fee.

                                   ARTICLE 8

                         ALTERATIONS AND INSTALLATIONS

     8.1. Except as hereinafter provided, Tenant shall make no alterations, installations, additions or improvements in or to the demised premises without Landlord's prior written consent. All such work shall be done only by contractors or mechanics first approved by Landlord, such approval not to be unreasonably withheld. Ail such work, alterations, installations, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time reasonably designate.

     Landlord shall within five (5) business days of receipt from Tenant, approve or disapprove Tenant's requests for nonstructural alterations, additions and improvements (such consent not to be unreasonably withheld or delayed provided they will not affect the outside of the Building or adversely affect its structure, electrical, HVAC, plumbing or mechanical systems) except when the nature or complexity of such alterations, additions or improvements shall require additional time on the part of Landlord to review Tenant's request, in which case such five (5) business day period shall be extended for such time as is reasonably necessary for Landlord to review such request. Subject to the provisions of the preceding sentence, Landlord's consent shall not be required for such nonstructural alterations, additions and improvements costing less than the sum of (i) $100,000, plus (ii) the product of $100,000 and the percentage increase, if any, in the "Index" (as defined below) from the Index in effect on the Commencement Date to the Index in effect on the first day of the month in which Tenant would request consent to such alterations, additions or improvements, except to the extent any such alterations, additions or improvements require any governmental filing, in which case such alterations, additions or improvements shall be subject to Landlord's consent, which consent shall not be unreasonably withheld or delayed.

     "Index" shall mean one-half ( 1/2) the sum of the following indexes first published, without adjustments by virtue of later revisions, for the month involved:

          (i) Consumer Price Index for Ail Urban Consumers and

          (ii) Consumer Price Index for Urban Wage Earners and Clerical Workers,

     New York, N.Y. - Northeastern N.J., base year [1982-1984 = 100] specified for "All Items", as issued by the Bureau of Labor Statistics of the United States Department of Labor, whether or not the composition of the items upon which such indexes are based, their relative effects thereon or the region considered may be changed from time to time. If either the Consumer Price Index for all Urban Consumers or the Consumer Price Index for Urban Wage Earners and Clerical Workers shall cease to be published, then the

Index shall mean the sum of whichever of the aforesaid indexes is published and if both of such indexes cease to be published and there is no successor thereto, the Index shall be such other index as Landlord and Tenant shall agree upon in writing. If Landlord and Tenant are unable to agree as to such substituted Index, such matter shall be submitted to arbitration in accordance with the provisions of Article 33 hereof.

     Tenant shall promptly reimburse Landlord upon demand for any out-of-pocket costs and expenses incurred by Landlord, including out-of-pocket costs of any consultants hired by Landlord, in connection with Landlord's review of Tenant's plans and specifications for any such alterations, installations, additions or improvements.

     Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 8:

     1. All work shall be done in a good and workmanlike manner.

     2. In the event Tenant shall employ any contractor to do in the demised premises any work permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes. Landlord agrees that such contractor or subcontractor shall have reasonable use of the Building facilities. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the demised premises at least ten
     (10) days prior to the beginning of work by such contractor or subcontractor.

     3. All such alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the demised premises.

     4. Tenant shall keep the Building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

     5. During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord which shall be permitted access and the opportunity to inspect, at all reasonable times.

     6. With respect to alteration or improvement work costing more than $20,000, Tenant agrees to pay to Landlord, if Tenant uses one of Landlord's pre-approved contractors, as additional rent, upon being billed therefor, a sum equal to two (2%) percent of the cost of such work or alteration for Landlord's indirect costs, field supervision and coordination in connection with such work, and if such work is done by a contractor other than a pre-approved contractor, then such two percent amount shall be increased to five (5%) percent. The provisions of the preceding sentence shall not apply with respect to (i) the first alterations costing more than $20,000 made by Tenant in the demised premises and (ii) any work at the demised premises that is performed for Tenant by Landlord or a contractor controlled by Landlord or any one or more of the general partners of Landlord.

     7. Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of:

          (i) worker's compensation insurance covering all persons employed for such work; and

          (ii) reasonable comprehensive general liability and property damage insurance naming Landlord, its designees and Tenant as insureds, with coverage of at least $1,000,000 single limit.

     Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

     8.2. Any mechanic's lien, filed against the demised premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within ninety (90) days after such filing, by payment, filing of the bond required by law or otherwise.

     8.3. All alterations, installations, additions and improvements made and installed by Landlord, shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

     8.4. All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or Building shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

     8.5. Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special panelled doors, cages, partitions, metal railings, closets, panelling, lighting fixtures and equipment, drinking fountains, refrigeration and air handling equipment, and any other movable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same in accordance with such request. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

     8.6. If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 8.4 and 8.5 hereof (herein in this Section 8.6 called the "property") are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the property Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease.

     8.7. Tenant shall keep records of Tenant's alterations, installations, additions and improvements costing in excess of $50,000, and of the cost thereof. Tenant shall, within 45 days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 14 hereof.

     8.8. Tenant, subject to Landlord's consent, which consent will not be unreasonably withheld or delayed, and any applicable governmental regulations, shall have the right to install interior staircases in the demised premises at Tenant's sole cost and expense. Upon the expiration or earlier termination of this Lease Tenant shall have no obligation to remove any interior staircases installed under this Section 8.8.

     8.9. Tenant, subject to Landlord's consent which consent shall not be unreasonably withheld or delayed, and any applicable governmental regulations and the availability of proper exhaust, shall have the right to install a cooking flue in the demised premises at Tenant's sole cost and expense. Upon the expiration or earlier termination of this Lease Landlord shall have the right to request Tenant to remove any such installed cooking flue.

                                   ARTICLE 9

                                    REPAIRS

     9.1. Tenant shall, at its sole cost and expense, make such repairs to the demised premises and the fixtures and appurtenances therein as are necessitated by the act, omission, occupancy or negligence of Tenant (except for fire or other casualty caused by Tenant's negligence, if the fire or other casualty insurance policies insuring Landlord are not invalidated by this provision) or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition. All damage or injury to the demised premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, and for which Landlord has not been or will not be reimbursed by insurance, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restoration or replacements, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within 15 days after rendition of a bill therefor.

     The exterior walls of the Building, the portions of any window sills outside the windows and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building.

     9.2. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord certifies that the floor of the demised premises will carry fifty (50) pounds live load per square foot of floor space and twenty (20) pounds for partitions per square foot of floor space. If Tenant shall desire a floor load in excess of that set forth above, Landlord agrees (provided Landlord's architects, in their reasonable discretion, find that the work necessary to increase such floor load does not adversely affect the structure of the Building, and further provided that such work will not interfere with the amount or availability of any space adjoining alongside, above or below the demised premises, or interfere with the occupancy of other tenants in the Building), to strengthen and reinforce the same so as to give the live load desired, provided Tenant shall submit to Landlord the plans showing the locations of and the desired floor live load for the areas in question and provided further that Tenant shall agree to pay for or reimburse Landlord on demand for the cost of such strengthening and reinforcement as well as any other costs to and expenses of Landlord occasioned by or resulting from such strengthening or reinforcement.

     9.3. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators and air-conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for first class office buildings on Park Avenue between 46th and 57th Streets in the Borough of Manhattan or required by law.

     9.4. Except as otherwise provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof. Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant's business operations.

     9.5. Landlord shall (i) keep the steps, entrance walks, sidewalks and curbs adjoining the Building reasonably free of ice, snow, refuse, rubbish and unlawful obstruction, (ii) keep and maintain the Building and its fixtures, appurtenances, systems and the facilities, serving and/or in the demised premises, in good working order, condition and repair, (iii) promptly make all repairs and replacements, structural or otherwise, necessary or desirable to keep in good order and repair the interior and exterior of the Building, and
(iv) if any of Tenant's property shall be damaged in any way as a result of the negligence of (including the improper installation of any of Tenant's property by) Landlord, its employees or agents, repair the property so damaged to good condition; except, as to clauses (ii) and (iii), those repairs which Tenant is expressly obligated to make pursuant to other provisions of this Lease.

     9.6. Whenever Landlord shall make any repairs, alterations, additions or improvements, it agrees to use reasonable efforts to the extent practicable to do such work in such a manner as not materially to interfere with Tenant's use and enjoyment of the demised premises. Landlord shall use its best efforts to complete such repairs in a timely manner and if such repairs materially interfere with Tenant's business operations in the demised premises Landlord shall use overtime labor to make such repairs provided the repairs are not necessitated or hindered by the acts or omissions of Tenant. Tenant shall cooperate with Landlord by transferring, wherever practicable, activities from the area where repairs are to be made to other portions of the demised premises so as to permit the repairs to be made as expeditiously as practicable. Tenant recognizes that emergency repairs may be required and in such instances Tenant will permit Landlord all reasonable and necessary access to the demised premises to make such repairs.

                                  ARTICLE 10

                      REQUIREMENTS OF LAW; FIRE INSURANCE

     10.1. Tenant shall comply with all laws, orders and regulations of Federal, State, County and Municipal authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof. Landlord represents and warrants that at the time of the Commencement Date the demised premises will comply with all applicable laws, rules, regulations, orders and directions to which the demised premises are subject at such time, the non-compliance with which would adversely affect Tenant's occupancy of the demised premises (except those laws, rules, regulations, orders and directions with respect to which (i) Tenant would not be obligated to incur any cost to correct such non-compliance or (ii) Tenant would not be deemed to be in default under this Lease), other than those with which Tenant is required hereunder to comply, provided however, Landlord shall not be required to comply with, and the foregoing representation and warranty shall not apply with respect to, such laws, rules, regulations, orders and directions, where compliance with same would be obviated by complete reconstruction of the demised premises. Notwithstanding anything to the contrary contained in this
Section 10.1, Tenant shall not be responsible to cure any violation of any laws, orders or regulations set forth above which violation existed as of the Commencement Date with respect to Local Law #5 and Local Law #10. Tenant shall, only with respect to the demised premises, be obligated to comply with Local Law #5 as a result of any alteration made to the demised premises.

     10.2. Tenant shall not do or permit to be done any act or thing upon the demised premises, which will invalidate or be in conflict with New York Standard Fire Insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon the demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the demised premises; but nothing in this
Section 10.2 shall prevent Tenant's use of the demised premises for the purposes stated in Article 2 hereof.

     10.3. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or demised premises issued by the body making fire insurance rates for the demised premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the demised premises.

                                  ARTICLE 11

                SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES

     11.1. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages, except that with respect to all such mortgages and leases entered into hereafter, this Lease shall be subject and subordinate thereto only if the holder thereof (in the case of a mortgage) or the lessor thereunder (in the case of a lease) enters into an agreement with Tenant providing in substance that so long as no default exists as would entitle Landlord to terminate this Lease, Tenant's leasehold estate hereunder shall not be terminated or disturbed nor shall Tenant's rights hereunder be affected. This
Section 11.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called "superior leases" and the mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages" and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter called a "lessor," and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes hereinafter called a "holder."

     11.2. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of its intention to, and commence and continue to remedy such act or omission.

     11.3. If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes called "successor landlord") and upon such successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, covenants, conditions, agreements and provisions, as are set forth in this Lease except that the successor landlord shall not:

          (a) be liable for any previous act or omission of Landlord under this Lease,

          (b) be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued to Tenant against Landlord, and

          (c) be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month's fixed annual rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of any superior mortgage.

     11.4. If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications, provided that they do not increase the obligations of Tenant hereunder or materially and adversely affect the leasehold interest created by this Lease.

     11.5. Landlord agrees to obtain and deliver to Tenant a subordination, non-disturbance and attornment agreement from Bankers Trust Company, as trustee, the holder of the existing mortgage on the Building in the form annexed hereto as Exhibit B.

                                  ARTICLE 12

                 LOSS, DAMAGE, REIMBURSEMENT, LIABILITY, ETC.

     12.1. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence, willful act or willful omission of Landlord, its agents, servants or employees.

     12.2. Landlord or its agents shall not be liable for any damage which Tenant may Sustain, if at any time any window of the demised premises is broken, or temporarily or permanently (restricted to windows on a lot line, if permanently) closed, darkened or bricked up for any reason whatsoever, except only the Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction.

     12.3. Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, and for which Landlord has not been or will not be reimbursed by insurance, by reason of any breach, violation or nonperformance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant except as provided in Section 8.5 of this Lease, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Subject to the provisions of Section 19.4 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 12.3, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

     12.4. Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

     12.5. Tenant agrees to look solely to Landlord's estate and interest in the Land and Building, or the lease of the Building, or of the Land and Building, and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a Judgment (or other Judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord (or the partners or members thereof if Landlord is other than individual or corporation) shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant.

     12.6. (a) Landlord agrees that, if obtainable at no additional cost, it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. But should any additional premiums be exacted for any such clause or clauses, Landlord shall be released from the obligation hereby imposed unless Tenant shall agree to pay such additional premium.

           (b) Tenant agrees to include, if obtainable at no additional cost, in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of its lease of space in the Building appropriate clauses pursuant to which the insurance company or companies (i) waive the right to subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

           (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 12.6(c) for loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

           (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subdivisions 12.6(a) and (b) hereof cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

                                  ARTICLE 13

                      DESTRUCTION--FIRE OR OTHER CASUALTY

     13.1. (a) If the Building shall be partially damaged or destroyed or if the demised premises shall be partially or totally damaged or destroyed by fire, casualty or other such cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its servants, employees, agents, visitors or licensees (and if this Lease shall not have been cancelled as in this Article hereinafter provided), Landlord will repair the damage, and restore, replace, and rebuild the Building and the demised premises at its expense, with reasonable dispatch and continuity after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any property installed by Tenant or the prior tenant. Landlord shall give Tenant an allowance of twelve dollars ($12) per rentable square foot allocable to such damaged area toward the restoration of such damaged area. The aforesaid allowance of $12 per rentable square foot shall be increased to an amount equal to the product obtained by multiplying $12 by a fraction the numerator of which is the Consumer Price Index (as hereinafter defined) for the month in which the fire or other casualty occurs and the denominator of which is the Consumer Price Index for the month of December 1981, but in no event shall allowance be greater than the cost of repairing such damaged area. As used in the preceding sentence, the term "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers and New York, N.Y., Northeastern, N.J., base year 1967=100, specified for "All Items", as issued or published by the Bureau of Labor Statistics of the United States Department of Labor, whether or not the composition of the items upon which such index is based, their relative effects thereon or the region considered may be changed from time to time. If the foregoing index shall be converted to a standard reference base other than "base year 1967=100", the determination of the percentage increase shall be made by applying a conversion factor, formula or table for converting such converted or revised index, as may be issued or published by the Bureau of Labor Statistics of the U.S. Department of Labor or, if not so issued or published, by application of such other reasonably comparable index or statistical information as may be issued or published by a reliable, recognized and non-partisan organization. If the foregoing index shall no longer be issued or published such issued or published index or statistical data as would reasonably reflect the consequences that would have resulted if said index had not been discontinued shall be used.

           (b) If the demised premises shall be partially damaged or partially destroyed, the fixed annual rent and additional rent payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable or unfit for Tenant's use and Tenant does not occupy such damaged or destroyed part of the demised premises on other than an emergency basis or the period from the date of such damage or destruction to the date that the damage shall be repaired or restored. If the demised premises or a major part thereof shall be totally, or substantially totally, damaged or destroyed or rendered completely, or substantially completely, untenantable on account of fire, casualty or other such cause, the fixed annual rent and additional rent shall completely abate as of the date of the damage or destruction and until Landlord shall repair, restore, replace and rebuild the demised premises subject to the limitations of Section 13.1(a); provided, however, that should Tenant reoccupy a portion of the demised premises for the purpose of conducting business during the period the restoration work is taking place and prior to the date that the same is made completely tenantable, fixed annual rent and additional rent shall be apportioned and payable by Tenant in proportion to the part of the demised premises occupied by it. Nevertheless, in case of any substantial damage or destruction to the demised premises, Tenant, in addition to and without waiver of any other rights or remedies available to it, may cancel this Lease by written notice to Landlord, if (i) within one hundred twenty (120) days from the date of the damage or destruction, Landlord does not file a proof of loss with its insurer; (ii) within one hundred eighty (180) days of the date of damage or destruction, Landlord does not let a contract or contracts which shall provide for the complete restoration of the demised premises within a period of thirty (30) months from the date of the damage or destruction; (iii) work under such contract or contracts has not commenced within one hundred twenty (120) days of the date of said damage or destruction; or (iv) said work is not prosecuted with reasonable diligence to its completion within said thirty (30) months provided that Tenant shall not be entitled to cancel this Lease pursuant to this sentence more than thirty (30) days after Landlord shall have given written notice to Tenant that the state of facts specified in clause (i), (ii) or (iii) of this sentence, as the case may be, has occurred.

     13.2. If the Building shall be so damaged that Landlord shall decide to demolish or not to rebuild it, then in either of such events Landlord shall, within one hundred twenty (120) days after such fire or other casualty, give Tenant a notice in writing of such decision, and thereupon the term of this Lease shall expire by lapse of time upon the thirtieth day after such notice is given, and Tenant shall vacate the demised premises and surrender the same to Landlord.

     13.3. In the event of the termination of this Lease pursuant to the provisions of this Article 13, this Lease shall expire as fully and completely on the date fixed in such notice of termination as if that were the date definitely fixed for the expiration of this Lease, but the fixed annual rent and additional rent shall be apportioned and shall be paid up to and including the date of such damage or destruction, and any excess prepaid rent or excess prepaid additional rent shall be refunded to Tenant.

     13.4. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's occupancy.

     13.5. The provisions of this Article 13 shall be considered an express agreement governing any case of damage or destruction of the Building or the demised premises by fire or other casualty and Section 22V of the Real Property Law of the State of New York, and any other law of like import now or hereafter in force providing for such contingency shall have no application.

     13.6. If the demised premises are not completely restored by Landlord within the aforesaid thirty (30) month period (as provided in and subject to the limitations of subsection 13.1(b) hereof), Tenant shall have the right to terminate this Lease within ten (10) days from the date that such aforesaid thirty (30) month period expires by giving Landlord ten (10) days prior written notice of its intention to so terminate this Lease, and if the demised premises are not completely restored within such 10 day period, this Lease shall terminate upon the expiration of such ten (10) day period as if such date were the Expiration Date.

                                  ARTICLE 14

                                EMINENT DOMAIN

     14.1. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (hereinafter referred to as the "date of taking"), and Tenant shall have no claim against Landlord for, or make any claim for the value of any unexpired term of this Lease, and the fixed annual rent and additional rent shall be apportioned as of such date.

     14.2. In the event that any part of the demised premises shall be so condemned or taken, then this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent and additional rent allocable to the part so taken shall be apportioned as of the date of taking, provided, however, that Tenant may elect to cancel this Lease in the event that more than twenty-five (25%) percent of the demised premises should be so condemned or taken, provided such notice of election is given by Tenant to Landlord not later than thirty (30) days after the date when title shall vest in the condemning authority. Upon the giving of such notice, this Lease shall terminate on the thirtieth day following the date of such notice and the fixed annual rent and additional rent shall be apportioned as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the demised premises, the fixed annual rent and additional rent shall be diminished by an amount representing the part of the fixed annual rent and additional rent properly applicable to the portion or portions of the demised premises which may be so condemned or taken. If as a result of the partial taking (and this Lease continuing in force as to the part of the demised premises not so taken), any part of the demised premises not taken is damaged, Landlord agrees with reasonable promptness to commence the work necessary to restore the damaged portion to the condition existing immediately prior to the taking, and prosecute the same with reasonable diligence to its completion. In the event Landlord and Tenant are unable to agree as to the amount by which the fixed annual rent and additional rent shall be diminished, the matter shall be determined by arbitration in accordance with the provisions of Article 33 of this Lease. Pending such determination, Tenant shall pay to Landlord the fixed annual rent and additional rent as fixed by Landlord, subject to adjustment in accordance with the arbitration.

     14.3. Nothing herein provided shall preclude Tenant from appearing, claiming, proving and receiving in the condemnation proceeding, Tenant's moving expenses, and the value of Tenant's fixtures, or Tenant's alterations, installments and improvements which do not become part of the Building, or property of Landlord.

     14.4. In the event that more than twenty-five (25%) percent of the demised premises shall be so taken and Tenant shall not have elected to cancel this Lease as above provided, the entire award for a partial taking shall be paid to Landlord, and Landlord, at Landlord's own expense, shall to the extent of the net proceeds (after deducting reasonable expenses including attorneys' and appraisers' fees) of the award restore the unaffected part of the demised premises to substantially the same condition and tenantability as existed prior to the taking.

     Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of fixed annual rent and additional rent for that portion of the demised premises which is being restored and is not usable until the completion of the restoration or until the said portion of the demised premises is used by Tenant, whichever occurs sooner. Said unaffected portion shall be restored within a reasonable time but not more than eighteen (18) months after the taking, provided, however, if Landlord is delayed by strike, lockout, the elements, or other causes beyond Landlord's control, the time for completion shall be extended for a period equivalent to the delay. Should Landlord fail to complete the restoration within the said eighteen (18) months or the time as extended, Tenant may elect to cancel this Lease and the term hereby granted in the manner and with the same results as set forth in the next sentence of this Section 14.4. If Tenant shall so elect to end this Lease and the term hereby granted, Landlord need not restore any part of the demised premises and the entire award for partial condemnation shall be paid to Landlord, and Tenant shall have no claim to any part thereof, except as to the items set forth in Section 14.3 hereof where same are applicable.

     14.5. If the temporary use or occupancy of all or any part of the demised premises shall be so taken, (a) the demised term shall not be reduced or affected in any way except as provided in (d) below, (b) Tenant shall continue to be responsible for all of its obligations hereunder and shall continue to pay all fixed annual rent and additional rent when due, (c) Tenant shall be entitled to receive that portion of the award which represents reimbursement for the cost of restoration of the demised premises, compensation for the use and occupancy of the demised premises and for any taking of Tenant's property, except that, if the temporary period of taking shall extend beyond the expiration of the term of this Lease, the portion of the award representing compensation for the use and occupancy of the demised premises shall be apportioned between Landlord and Tenant as of said expiration date of said term and Landlord shall receive that portion of the award which represents reimbursement for the cost of restoration of the demised premises.

                                  ARTICLE 15

                   ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

     15.1. Tenant shall not (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the demised premises or any part thereof or allow the same to be used or occupied by others or in violation of
Article 2, (c) mortgage, pledge or encumber this Lease or the demised premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this Article 15.

     15.2. The provisions of Section 15.1 hereof shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred or, if Tenant is a partnership, with a successor partnership, nor shall the provisions of clauses (a) and (b) of Section 15.1 apply to transactions with an entity which controls or is controlled by Tenant or is under common control with Tenant.

     15.3. Any assignment or transfer, whether made with Landlord's consent as required by Section 15.1 or without Landlord's consent pursuant to Section 15.2, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 15.1 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully liable for the payment of the fixed annual rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

     15.4. The liability of Tenant, and the due performance of this Lease on Tenant's part, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee, by way of mortgage, or otherwise, of Landlord, extending the time of, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease, which shall remain in full force and effect and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this Section 15.4 of the tenant named in the Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification), shall continue to be no greater than if such agreement or modification had not been made. To charge Tenant named in this Lease and its successors in interest, no demand or notice of any default shall be required, Tenant and each of its successors in interest hereby expressly waives any such demand or notice.

     15.5. Within fifteen (15) business days of receipt from Tenant of a request to assign or sublet, Landlord shall either consent to or disapprove of such request to permit an assignment of this Lease or a subletting of the whole or a part of the demised premises (such consent not to be unreasonably withheld), provided:

          (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references as are reasonably available to Tenant, and an executed counterpart of the sublease or assignment agreement;

          (b) The proposed subtenant or assignee is a reputable party;

          (c) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the demised premises is in keeping with the standards of the Building and the floor or floors on which the demised premises are located;

          (d) The proposed subtenant or assignee is not then an occupant of any part of the Building (other than an existing subtenant of Tenant in the Building) unless, based on Landlord's good faith Judgment, Landlord does not or will not have in the six (6) months following such request, comparable space available in the Building for leasing and if Landlord does have such comparable space available, Tenant shall not deal with any such occupant until Landlord shall have had the opportunity to market such comparable space for at least six (6) months following the request;

          (e) Any such subletting or assignment shall not impose any costs on Landlord except that this condition shall not apply if Tenant shall reimburse Landlord for all of such costs. All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space shall, subject to the provisions of Article 8 with respect to alterations, installations, additions or improvements, be borne by Tenant;

          (f) Each sublease shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the demised premises to be used by others, without the consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein, (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant;

          (g) If a subletting is involved, it shall not have the effect (or give the utility company serving the Building with electricity cause to claim) that Landlord may not provide the demised premises, or any part thereof, or any part thereof, or any other rentable portion of the Building, with electricity on a "rent inclusion basis", provided, however, that this clause (g) shall not be applicable in the event Tenant is obtaining electric current directly from the public utility company servicing the Building;

          (h) Tenant shall together with requesting Landlord's consent hereunder with respect to any under leases (entered into by Tenant's subtenants) of all or part of the demised premises (but not with respect to any sublease between Tenant and its subtenant), have paid Landlord's reasonable out-of-pocket costs and expenses to review the requested consent; and

          (i) The proposed subtenant or assignee is not an (i) employment or recruitment agency; (ii) school, college, university or educational institution whether or not for profit; (iii) a government or any subdivision or agency thereof.

     15.6. If Tenant shall assign its interest in this Lease or sublet all or any portion of the demised premises, in accordance with this Lease, other than an assignment or sublease contemplated by Section 15.2 hereof, then (i) if an assignment is involved, Tenant shall pay Landlord, as and when received, fifty (50%) percent of any consideration received by Tenant in connection with such assignment, after deducting reasonable brokerage commissions, reasonable advertising fees, reasonable legal fees, rent concessions and rent abatements (at Tenant's then rental costs), Tenant's rental costs under the Lease allocable to any portion of the demised premises during the period when such space is vacant while Tenant is intending to sublet same, the unamortized cost of any improvements allocable to the space involved amortized over the remaining term of this Lease, and the costs of any improvements incurred by Tenant to prepare the demised premises for such assignee's occupancy and (ii) if a subletting is involved, and the rents received by Tenant under a sublease shall exceed the rents reserved hereunder that are allocable to the premises sublet, the excess shall be applied by Tenant to reasonable brokerage commissions, reasonable advertising fees, reasonable legal fees, rent concessions and rent abatements (at Tenant's then rental costs), the unamortized cost of any improvements allocable to the space involved amortized on a fifteen year straight line basis, and the costs of any improvements incurred by Tenant in connection with and allocable to the subletting, and fifty (50%) percent of the balance of such excess shall be paid by Tenant to Landlord as and when received.

                                  ARTICLE 16

                      ACCESS TO DEMISED PREMISES; CHANGES

     16.1. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the demised premises and are installed by such methods and at such locations as will not materially interfere with or impair Tenant's layout or use of the demised premises. Landlord or its agents or designees shall have the right, but only upon 12 hours' prior request, except in the case of an emergency, made to Tenant or any authorized employee of Tenant at the demised premises to enter the demised premises, other than vaults or other enclosures where money, securities or other valuables or confidential documents are kept, at reasonable times during business hours, for the making of such repairs or alterations as Landlord may deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building and, subject to the foregoing, shall also have the right to enter the demised premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of Landlord's interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on Landlord's interest in the property, its agents or designees. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made, by reason of loss or interruption of the business of Tenant because of the prosecution of any such work, provided Landlord diligently proceeds therewith. Landlord shall exercise reasonable diligence so as to minimize the disturbance.

     16.2. Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building; provided, however, that access to the Building shall not be cut off and that there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

     16.3. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord's or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.

     16.4. Tenant reserves the right to require, except in an emergency, that Landlord or any representative, agent or employee of Landlord shall be accompanied by a representative, agent or employee of Tenant while examining the demised premises.

                                  ARTICLE 17

                           CERTIFICATE OF OCCUPANCY

     17.1. Tenant will not at any time use or occupy the demised premises in violation of the Certificate of Occupancy issued for the Building. Landlord will make no changes in the Certificate of Occupancy of the Building that will prevent Tenant from using the demised premises for general and executive offices.

                                  ARTICLE 18

                                  BANKRUPTCY

     18.1. Subject to the provisions of Section 18.3 hereof, if at any time prior to the Commencement Date there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or a trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, this Lease shall ipso facto be cancelled and terminated, in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the demised premises and Landlord, in addition to the other rights and remedies given by Section 18.4 hereof and by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security deposit or monies received by it from Tenant or others in behalf of Tenant.

     18.2. Subject to the provisions of Section 18.3 hereof, if at the Commencement Date or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, Landlord may at Landlord's option, serve upon Tenant or any such trustee, receiver, or assignee, a notice in writing stating that this Lease and the term hereby granted shall cease and expire on the date specified in said notice, which date shall be not less than ten (10) days after the serving of said notice, and this Lease and the term hereof shall then expire on the date so specified as if that date had originally been fixed in this Lease as the expiration date of the term herein granted. Thereupon, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the demised premises but shall forthwith quit and surrender the demised premises, and Landlord, in addition to the other rights and remedies given by Section 18.4 hereof and by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any fixed annual rent, additional rent, security deposit or monies received by it from Tenant or others in behalf of Tenant.

     18.3. In the event that during the periods set forth in Sections 18.1 and
18.2 hereof there shall be instituted against Tenant an involuntary proceeding for bankruptcy, insolvency, reorganization or any other relief described in
Section 18.1 and/or 18.2 hereof, Tenant shall have ninety (90) days in which to vacate or stay the same before this Lease shall terminate or before Landlord shall have any right to terminate this Lease, provided the fixed annual rent and additional rent then in arrears, if any, are paid within fifteen (15) days after the institution of such proceeding, and further provided that the fixed annual rent and additional rent which shall thereafter become due and payable are paid when due, and Tenant shall not otherwise be in default in the performance of the terms and covenants of this Lease.

     18.4. In the event of the termination of this Lease pursuant to Section 18.1, 18.2 or 18.3 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the demised premises for the same period, if lower than the rent reserved at the time of termination. If such demised premises or any part thereof be re-let by Landlord for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, compression or tribunal, the amount of rent reserved upon such re-letting shall be prima facie the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                                  ARTICLE 19

                                    DEFAULT

     (i) Tenant shall default in the payment of the fixed annual rent reserved herein or any item of additional rent herein provided or any other payment herein provided, or if Tenant shall be in default with respect to any other lease between Landlord or any affiliate of Landlord and Tenant, then upon Landlord serving a written fifteen (15) days' notice upon Tenant specifying the nature of said default and upon expiration said fifteen (15) day period, if Tenant shall have failed to remedy such default, or

     (ii) Tenant defaults in fulfilling any of the covenants of this Lease, other than the payment of fixed annual rent or additional rent (for default of which clause (i) of this Section 19.1 is applicable), or if the demised premises are abandoned, then, in any one or more of such events, upon Landlord serving a written thirty (30) days' notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said thirty (30) day period and if Tenant shall not have diligently commenced to take action towards curing such default within such thirty (30) day period and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default (the aforesaid thirty (30) days' notice and time to cure shall be ten (10) days rather than thirty (30), with respect to default by Tenant under Article 17 hereof, Certificate of Occupancy, or Article 36 hereof, Certificate of Tenant), or

     (iii) any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be occupied by someone other than Tenant and such occupancy shall continue for a period of thirty (30) days after written notice from Landlord, or

     (iv) any default shall occur under that certain lease between Landlord and Tenant entered into as of December 31, 1994 for the retail space in the Building (the "Retail Space Lease"), then Landlord may serve a written five (5) days' notice of cancellation of this Lease upon Tenant, and, upon the expiration of said five (5) days, this Lease and the term hereunder shall end and expire as fully and completely as if the date of expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term hereof and Tenant shall then quit and surrender the demised premises to Landlord but Tenant shall remain liable as hereinafter provided.

     19.2. If the notices provided for in Section 19.1 hereof shall have been given, and the term shall expire as aforesaid, Landlord may, without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant, the legal representatives of Tenant or other occupant of the demised premises, by summary proceedings or otherwise, and remove their effects and hold the demised premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

     19.3. Notwithstanding any expiration or termination prior to the Lease expiration date as set forth in this Article 19, Tenant's obligation to pay any and all fixed annual rent and additional rent under this Lease shall continue to and cover all periods up to the date provided in this Lease for the expiration of the term hereof.

     19.4. Notwithstanding the provisions of Section 9.1 hereof, Tenant, at its own cost and expense, in its name and/or (wherever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith, provided that:

          (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the land and/or Building of the building project to lien or sale;

          (b) if such deferral of compliance could result in loss or injury to Landlord, such non-compliance shall not be in violation of any fee mortgage, or of any ground or underlying lease or any mortgage thereon;

          (c) if such deferral of compliance could result in loss or injury to Landlord, Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance; and

          (d) Tenant shall promptly and diligently prosecute such contest.

     Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

     19.5. If Tenant shall not pay fixed annual rent or additional rent owed under Articles 4, 5, 6 and 7 hereof within three (3) days after the same shall be due hereunder, or the fourth day after same shall be due hereunder if a holiday occurs during such three day periods (such third day hereinafter called "Third Day Notice Date"), Tenant shall pay to Landlord a late charge in an amount equal to the Prime Rate (as that term is defined in Section 25.7 hereof) for the period from the date on which the fixed annual rent or additional rent payment was due until the date of payment thereof, provided however, that Landlord shall have given to Tenant either oral or written notice of such failure to pay such fixed annual rent or additional rent on the Third Day Notice Date after such amounts are due hereunder. In the event that Landlord fails to give such oral or written notice to Tenant, then there shall be credited against the aforesaid late charge an amount equal to the number of days occurring between the Third Day Notice Date and the day such notice is actually given.

     19.6. In the event that Tenant disputes the amount of additional rent owed to Landlord under Articles 4, 5, 6 or 7 hereof, and it is determined that Tenant has in fact overpaid such additional rent under such aforesaid provisions of the Lease, the amount of such overpayment shall be repaid to Tenant with interest at the Prime Rate for the period from the date of such overpayment to the date of its repayment.

                                  ARTICLE 20

                   REMEDIES OF LANDLORD; WAVER OF REDEMPTION

     20.1. In case of any such re-entry, expiration and/or dispossess by summary proceedings or otherwise as set forth in Article 19 hereof (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses, as Landlord may incur for legal expenses, reasonable attorneys' fees, brokerage, and/or putting the demised premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the demised premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and
(c) Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, the amounts provided for in either item (1) or, at the election of Landlord, item
(2) and, in addition thereto, the amounts provided for in item (3). Said items are as follows:

          (1) A sum which, at the time of such expiration or re-entry, as the case may be, represents the then value (using a discount rate of ten (10%) percent per annum) of the excess of the aggregate of the fixed annual rent and any regularly payable additional rent hereunder which would have been payable by Tenant for the period commencing with such expiration or re-entry, as the case may be, and ending on the originally fixed expiration date of the term of this Lease, over the aggregate rental value of the demised premises for the same period (which sum is sometimes hereinafter called "the lump sum payment").

          (2) Sums equal to any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure or refusal of Landlord to re-let the demised premises or any parts thereof shall not release or affect Tenant's liability for damages. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit or proceeding brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar suit or proceeding.

          (3) In computing such liquidated damages there shall be added to the said deficiency, or lump sum payment, as the case may be, such expenses as Landlord may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, and for keeping the demised premises in good order or for preparing the same for re-letting.

     If Landlord elects to physically occupy and use all or any part of the demised premises for Landlord's own business use for a period in excess of fifteen (15) days, there shall be allowed as a credit against Tenant's obligation to pay rent or damages hereunder the reasonable value of such use for the period of time of any such occupancy.

     In no event shall Tenant be entitled to receive the excess, if any, of any rentals from re-letting over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Article 20 to a credit in respect of rentals from re-letting except to the extent that such rentals are actually received by Landlord. No such re-letting shall constitute or be deemed to constitute a surrender or the acceptance of a surrender.

     Landlord, at Landlord's option, may make such alterations, repairs, replacements and/or decorations in the demised premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure or refusal to re-let the demised premises or any parts thereof, or, in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity.

     20.2. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                  ARTICLE 21

                          FEES AND EXPENSE; INTEREST

     21.1. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any reasonable expenditures or incurs any reasonable obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Prime Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor.

                                  ARTICLE 22

                        NO REPRESENTATIONS BY LANDLORD

     22.1. Landlord or Landlord's agents have made no representations or promises with respect to the said Building or demised premises except as herein expressly set forth. ARTICLE 23

     23.1. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. If said termination date shall not fall on a business day, Tenant's obligation under the first sentence of this Section shall be performed on the next succeeding business day.

                                  ARTICLE 24

                                QUIET ENJOYMENT

     24.1. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease, and to the ground leases, underlying leases and mortgages referred to in this Lease .ARTICLE 25

                                  DEFINITIONS

     25.1. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a lease of the Building or of the land and Building), so that in the event of any transfer of title to said land and Building or said lease; or in the event of a lease of the Building, or of the land and Building, upon notification to Tenant of such transfer or lease the said transferor landlord shall be and hereby is entirely freed and relieved of all existing or future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said land and Building or said lease, or the said lessee of the Building, or of the land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

     25.2. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

     25.3. The term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the Federal, State or local governments as legal holidays as well as all other days recognized as holidays under applicable union contracts.



     25.4. Except as otherwise specifically provided in this Lease, whenever payment of interest is required by the terms hereof, it shall be computed as provided in Section 25.7.

     25.5. Intentionally Omitted.

     25.6. The term 'Business Hours" shall mean the hours from 8 A.M. to 6 P.M. on business days, as that term is hereinabove defined.

     25.7. The term "Prime Rate' shall mean the prime commercial loan rate of Chemical Bank, to large business borrowers for short-term borrowings as in effect from time to time, which Prime Rate shall change as and when said prime commercial loan rate shall change.

                                  ARTICLE 26

                        ADJACENT EXCAVATION- - SHORING

     26.1. If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                  ARTICLE 27

                             RULES AND REGULATIONS

     27.1. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit C attached hereto and made a part hereof entitled "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant.

     Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord will enforce the Rules and Regulations so that they will not be applied in a discriminatory manner against Tenant.

     Landlord shall not unreasonably withhold from Tenant any approval provided for in the Rules and Regulations and shall exercise its judgment in good faith.

                                  ARTICLE 28

                                   NO WAIVER

     28.1. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. Except as provided in Section 27.1 hereof, the failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     28.2. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                  ARTICLE 29

                            WAIVER OF TRIAL BY JURY

     29.1. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding.

                                  ARTICLE 30

                             INABILITY TO PERFORM

     30.1. If, by reason of (1) strike, (2) labor troubles, (3) governmental pre-emption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or (6) any cause beyond Landlord's reasonable control, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused; provided that upon the learning of the happening of any of the foregoing conditions, Landlord shall notify Tenant within a reasonable period of time of such event and, if ascertainable, its estimated duration.

                                  ARTICLE 31

                                    NOTICES

     31.1. Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by Such law or regulation, such notice or demand shall be deemed to have been served and given by Landlord and received by Tenant when Landlord shall have deposited such notice or demand by registered or certified mail enclosed in a securely closed post-paid wrapper, in a United States Government general or branch post office, or official depository with the exclusive care and custody thereof, addressed to Tenant, at the address set forth after Tenant's name on page I of this Lease. After Tenant shall occupy the demised premises, the address of Tenant for notices, demands, consents, approvals or disapprovals shall be the Building. Such notice, demand, consent, approval or disapproval shall be deemed to have been served and given by Tenant and received by Landlord when Tenant shall have deposited such notice or demand by registered or certified mail enclosed in a securely closed post-paid wrapper, in a United States Government general or branch post office or, official depository with the exclusive care and custody thereof, addressed to Landlord, c/o Fisher Brothers at 299 Park Avenue, New York, New York with a copy to Fisher Brothers, 299 Park Avenue, New York, New York, Attention: Counsel. Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals.

     31.2. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent, approval or disapproval, or statement, on one other person or entity designated in such request, such service to be effected as provided in
Section 31.1 hereof.

                                  ARTICLE 32

                                   SERVICES

     32.1. Landlord shall provide necessary elevator facilities including access to the demised premises by passenger elevators and reasonable freight elevator service, on business days from 8:00 A.M. to 6:00 P.M. and shall have sufficient passenger elevators available at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods. Landlord will provide Tenant with after-hours freight elevator service at Landlord's then established rates in the Building for same (which Landlord covenants shall be reasonable) and pursuant to Landlord's Rules and Regulations.

     32.2. (a) Landlord shall, through the air-conditioning system of the Building, furnish such air-conditioning, ventilation and heating to the demised premises, on an all-year-round basis, as Tenant shall require (subject to the design limitations of the systems) for the comfortable occupancy of the demised premises, and which air-conditioning, heating and ventilating standard shall be no less than the standard presently being maintained in the Building during such hours on business days as Landlord shall from time to time determine, by notice to Tenant, to be the regular hours of operation of such systems. Such regular hours of operation shall be the hours from 8:00 A.M. to 6:00 P.M. and shall exclude the hours between 9:00 P.M. and 8:00 A.M.

           (b) Landlord will maintain the air-conditioning system in a manner befitting a first class building and will use all reasonable care to keep the same in proper and efficient operating condition.

           (c) Tenant agrees to keep and cause to be kept closed all the windows in the demised premises at all times, and Tenant agrees to cooperate reasonably with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of said air-conditioning systems.

           (d) Tenant acknowledges it has been advised that the Building has sealed windows and that therefore, the air in the demised premises can become stale and even unbreathable when the ventilating, air-conditioning, and heating system is not operating. Tenant agrees that Landlord shall not be obligated to operate such ventilating, air-conditioning, and heating system after or before Landlord's regular hours of operation as provided in subsection 32.2 (a) hereof, except after prior written notice from and payment by Tenant as hereinafter specified. Tenant agrees that Landlord's failure to operate such system in the absence of such notice and payment shall not be deemed a partial or other eviction, or disturbance of Tenant's use, enjoyment, or possession of the demised premises, and shall not render Landlord liable for damages, by abatement of rent or otherwise, and Tenant shall not be relieved from any obligation under this Lease.

     Landlord will upon reasonable advance notice provide Tenant with ventilation, air-conditioning, or heating at times other than Landlord's regular hours of operation of said systems as provided in subsection 32.2 at the following current rate: $700 per hour per air conditioning zone in the Building for air conditioning, and $312 per hour per air conditioning zone in the Building for heating (which charges shall be increased annually based upon the percentage increase in Expenses over and above the Expenses for the 1994 calendar year), payable by Tenant as additional rent when billed.

     32.3. Subject to its obligations under Section 30.1 hereof, Landlord reserves the right to stop services on the air-conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with the Tenant's use and enjoyment of the demised premises.

     32.4. Landlord will supply Tenant at Landlord's expense with an adequate quantity of hot and cold water for ordinary lavatory, drinking, cleaning and pantry purposes. Should Tenant require or consume water for any additional purpose, Tenant shall pay Landlord a reasonable charge therefor and for any required pumping or heating thereof, as well as any taxes, sewer rents or other charges which may be imposed by any governmental authority based on the quantity of water so used by Tenant. Landlord may elect to install a water meter, at Tenant's expense and thereby measure Tenant's water consumption for all such additional purposes, said meter to be maintained at Tenant's expense.

     32.5. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by landlord will be permitted to furnish: laundry, linen, towels, drinking water and ice to tenants and licensees in the Building.

     Landlord may fix, in its own absolute discretion, at any time and from time to time, the hours during which and regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of the said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services not so designated by Landlord.

     32.6. It is agreed that Landlord and Tenant shall cooperate and consult with each other with respect to the designation of one or more persons, firms or corporations as exclusive suppliers or otherwise, to sell, deliver or furnish any food or beverages for consumption within the demised premises and to exclude from the demised premises any person, firm or corporation attempting to deliver or purvey any such food or beverages not so designated by Landlord. It is understood, however, that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the demised premises by Tenant or employees of Tenant, but not for resale to or for consumption by any other tenant, or the employees or guests of any other tenant. Landlord and Tenant will cooperate to fix from time to time, the hours during which, and the regulations under which food and beverages may be brought into the Building by Tenant or its regular employees, taking into consideration the needs of the Building and the desires of the other tenants at the Building. The provisions of this section 32.6 shall not apply to food and beverages for Tenant's kitchen, pantries or cafeterias.

     32.7. Tenant acknowledges and understands that the cleaning contractor for the Building is an entity under common control with Landlord and Tenant agrees to employ said contractor or such other contractor as Landlord may from time to time designate for all waxing, polishing, shampooing, overhead lamp replacement, porter and matron service and other special cleaning or maintenance work of the demised premises and of Tenant's furniture, fixtures and equipment. Landlord represents that the quality thereof and the charges therefor shall be generally comparable to that of other contractors doing comparable work in comparable buildings in the area of the Building using personnel of the same union, if any, as the cleaning contractor uses for the Building with equivalent supervision and security. Tenant shall not employ any other such contractor or individual without Landlord's prior written consent, but nothing herein contained shall prohibit Tenant from performing such work for itself by use of its own regular employees if the cleaning contractor cannot accommodate Tenant by performing such work.

     32.8. Landlord will not be required to furnish any other services, except as provided in this Article 32, and except that Landlord agrees to provide on business days the cleaning set forth in Exhibit D hereof. Landlord shall have no obligation to perform cleaning services in those portions of the demised premises which are below grade, bank space, or which are used for the preparation, dispensing or consumption of food or beverages, for storage, filing, shipping or mailing purposes, for the operation of computer, data and word processing, reproduction or similar equipment or as private lavatories or toilets, all of which portions Tenant shall cause to be kept clean at Tenant's cost and expense. Tenant shall pay to Landlord, on demand, a reasonable charge for the removal from the demised premises of any (i) refuse and rubbish of Tenant as shall not be contained in waste receptacles of customary office size,
(ii) for the removal of refuse and rubbish of Tenant's vending machines and of eating facilities requiring special handling (known as wet garbage) and (iii) wet refuse or waste (including bottles and cans) required by law to be placed in special receptacles for recycling. Landlord, its cleaning contractor and their employees shall have after-hours access to the demised premises and the use of Tenant's light, power and water in the demised premises as may be reasonably required for the purpose of cleaning the demised premises.

     If Tenant is permitted hereunder to and does have a separate area for the preparation or consumption of food in the demised premises, Tenant shall pay to Landlord the cost of employing on a regular basis, an exterminator to keep the demised premises free from vermin; and Tenant shall provide a refrigerated garbage storage room (the plans and specifications thereof to be approved by Landlord such approval not to be unreasonably withheld) or other means of disposing of garbage reasonably satisfactory to Landlord.

     Notwithstanding anything to the contrary contained in the Section 32.8, Landlord shall not be obligated and shall not provide any cleaning services to the demised premises during the term of this Lease unless the Cleaning Agreement is terminated and Landlord is obligated to clean the demised premises and Tenant pays for such cleaning, all as more particularly set forth in Section 6.2 and Section 6.3 hereof and the provisions of this Section 32.8 as the same relate to cleaning and rubbish removal shall not apply to Tenant as long as Tenant is receiving cleaning services pursuant to the Cleaning Agreement.

     32.9. Landlord shall manage and maintain the Building as a first class office building. Tenant and its employees shall occupy and use the demised premises in a manner befitting such building.

     32.10. Landlord agrees to supply Tenant with condenser water for the operation of air-conditioning equipment installed by Tenant to the extent such condenser water is available considering the fulfillment of commitments to other tenants of the Building. Tenant shall pay charges for such condenser water as mutually agreed between Landlord and Tenant.

                                  ARTICLE 33

                                  ARBITRATION

     33.1. In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease, and Judgment upon the award rendered by the arbitrators may be entered in any court having Jurisdiction thereof.

                                  ARTICLE 34

                            CONSENTS AND APPROVALS

     34.1. Except as may otherwise herein be provided, in any case where the provisions of this Lease, including any Exhibit hereto and the Rules and Regulations hereunder, require the consent or approval of either Landlord or Tenant and provide that such consent or approval shall not be unreasonably withheld, refused and/or delayed, and in any case where Tenant or Landlord is required to do anything to the satisfaction of the other with such expression of satisfaction not to be unreasonably withheld, refused or delayed, then with respect to any dispute which shall arise as to the reasonableness of either party not withholding, refusing or delaying such consent, approval or expression of satisfaction, such dispute shall be determined by arbitration as provided in
Article 33 of this Lease.

     The determination by the arbitrators (i) if they find a party unreasonably withheld, refused or delayed such consent or approval, shall be deemed to be the consent or approval of that party, and (ii) shall be applicable only with respect to the particular action or matter to which the consent, approval or expression of satisfaction of the other to any other action or matter.

     34.2. Wherever in this Lease Landlord's consent or approval is required (whether or not Landlord has agreed to be reasonable), if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. The provisions of this Section shall not prohibit an action or proceeding to enforce any such provision, by specific performance, injunction or declaratory judgment.

                                  ARTICLE 35

                                   INDEMNITY

     35.1. Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense which is not the result of Landlord's negligence, willful act or willful omission and which arises from the use or occupation of the demised premises by Tenant or anyone in the demised premises with Tenant's permission, or from any breach of this Lease by Tenant.

                                  ARTICLE 36

                             CERTIFICATE OF TENANT

     36.1. Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord, deliver a written instrument to Landlord or any other person, firm or corporation specified by Landlord, duly executed and acknowledged, certifying:

          (a) that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification;

          (b) whether the term of this Lease has commenced and rent become payable thereunder; and whether Tenant has accepted possession of the demised premises;

          (c) whether or not, to the best of Tenant's knowledge, there are then existing any defenses or offsets which are not claims under paragraph (e) of this Section 36.1 against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease and any modification thereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same; except that with respect to the certification to be given to the mortgagee under the original first institutional permanent mortgage on the fee or leasehold of the Building, Tenant shall affirm that any dispute with the Landlord is a claim under this Lease and subordinate to the rights of the holder of the said mortgage and that any such claim is not an offset or defense to the enforcement of this Lease, and Tenant shall assert no offset to or defense against the enforcement of the Lease or its validity with respect to matters in existence at the time Tenant took possession of the demised premises and which were known to or which were then readily ascertainable by Tenant, any such matter to be the basis of a claim only, which claim shall be enforced solely by money judgment and/or specific performance against the Landlord named herein;

          (d) the dates to which the fixed annual rent, and additional rent, and other charges hereunder, have been paid; and

          (e) whether or not Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim.

     36.2. Tenant agrees that, except for the first month's rent paid pursuant to Section 1.1 hereof, it will pay no rent under this Lease more than thirty
(30) days in advance of its due date, if so restricted by any existing or future ground lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to the ground lessor or the holder of such mortgage, and, in the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant, and until a reasonable time for remedying such act or omission shall have elapsed following the giving of such notices, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission.

                                  ARTICLE 37

                           NAME OF BUILDING; SIGNAGE

     37.1. Landlord shall have the right to change the name of the Building or change the designated address of the Building, subject, however, to the rights of existing tenants of the Building.

     37.2. (a) Upon Tenant's occupation of the demised premises, Tenant shall have the right to (i) affix brass identification plaques on two (2) of the exterior columns of the Building in a size, content and location reasonably acceptable to Alliance Capital Management L.P. ("Alliance") and Landlord or (ii) place other means of identification as is reasonably acceptable to Alliance and Landlord.

           (b) At such time as Tenant occupies the Retail Space in the Building under the Retail Space Lease or if Tenant does not occupy the Retail Space in the Building within two (2) years after it becomes available for occupancy by Tenant, Tenant shall remove any signage installed in accordance with this Section 37.2 and restore the location where such signage was placed to its original condition.

                                  ARTICLE 38

                              MEMORANDUM OF LEASE

     38.1. Tenant and Landlord shall each, at the request of the other, execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease. Said memorandum shall not specify the rent but shall contain such other provisions as either party shall reasonably request. Tenant shall not record this Lease without the consent of Landlord.

                                  ARTICLE 39

                                   BROKERAGE

     39.1. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the demised premises other than Fisher Brothers -Management Company and Cushman & Wakefield, Inc. Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions by anyone other than Fisher Brothers -Management Company and Cushman & Wakefield, Inc. with whom Tenant has dealt in connection with the demised premises or this Lease and which are the result of the acts of Tenant.

                                  ARTICLE 40

                          INVALIDITY OF ANY PROVISION

     40.1. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

     40.2. If any term, covenant, condition or provision of this Lease is found invalid or unenforceable to any extent, by a final judgment or award which shall not be subject to change by any appeal, then either party to this Lease may initiate an arbitration in accordance with the provisions of Article 33 hereof, which arbitration shall be by three (3) arbitrators each of whom shall be knowledgeable in the operation and management of major office buildings in Manhattan. Said arbitrators shall devise a valid and enforceable substitute term, covenant, condition or provision for this Lease which shall as nearly as possible carry out the intention of the parties with respect to the term, covenant, condition or provision theretofore found invalid or unenforceable. Such substitute term, covenant, condition or provision, as determined by the arbitrators, shall thereupon be deemed a part of this Lease.

                                  ARTICLE 41

                                 MISCELLANEOUS

     41.1. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

     41.2. It is understood and agreed that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way whatsoever until (i) Tenant has duly executed and delivered duplicate originals to Landlord, and (ii) Landlord has executed and delivered one of said fully executed originals to Tenant.

     41.3. If the demised premises shall not be available and ready for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the demised premises until the same are available and ready for occupancy by Tenant, provided, however, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises available and ready for occupancy by Tenant on said specific date or on the Commencement Date shall in no wise affect the obligations of Tenant hereunder nor shall the sale be construed in any wise to extend the term of this Lease and furthermore, this Section 41.3 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

     41.4. Landlord shall make arrangements with the operator of the garage in the Building to make available to Tenant, at no cost to Tenant, pursuant to such garage operators standard terms, parking for up to two (2) automobiles by Tenant and Tenant's employees and at a discount of twenty-five (25%) percent off such garage operator's regular posted rates and pursuant to its standard terms, parking for up to eight (8) automobiles by Tenant and Tenant's employees.

     41.5. Notwithstanding anything to the contrary contained in this Lease, if, by reason of Landlord's failure to make any repairs Landlord is obligated to make pursuant to Article 9, or Landlord's failure to supply any services provided for in Article 32, or Landlord's failure to supply electricity as provided for in Article 7, other than a public utility failure, or if by reason of any act or omission of Landlord, or its agents, employees, contractors or invitees any portion of the demised premises, other than a de minimis portion,
                                                           ----------
shall become Untenantable (as hereinafter defined) and such Untenantability shall exist for a period of fifteen (15) consecutive days after Tenant has given Landlord written notice of such Untenantability (it being expressly understood and agreed that no portion of the demised premises shall be considered Untenantable unless and until Tenant shall have delivered the aforesaid notice to Landlord indicating such Untenantability) and if such Untenantability continues after the end of said fifteen (15) day period, then, provided Tenant shall not have continued to use such portion of the demised premises for the substantially normal conduct of its business during said period, the fixed annual rent and additional rent payable hereunder shall be abated for the period commencing on the sixteenth (16th) day of such period of Untenantability in the proportion which the Untenantable portion of the rentable area of the demised premises bears to the total rentable area of the demised premises and shall continue only until the earlier of the date on which the affected portion of the demised premises shall no longer be Untenantable or Tenant shall occupy such portion for the substantially normal conduct of its business, regardless of any delay by Tenant in resuming the operation of its business. As used in this
Section 41.5, the term "Untenantable" or "Untenantability" shall mean the extent to which Tenant is actually unable to, and actually does not, use any or all of the demised premises (other than a de minimis portion thereof) for the substantially normal conduct of its business.

                                  ARTICLE 42

                             RESTRICTIONS UPON USE

     42.1. It is expressly understood that no portion of the demised premises shall be used as, by or for a public stenographer or typist, barber shop, beauty shop, beauty-parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, an advertising agency, a firm whose principal business is real estate brokerage, or a company engaged in the business of renting office or desk space.

                                  ARTICLE 43

                            SUCCESSORS AND ASSIGNS

     43.1. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease their assigns.

                                  ARTICLE 44

                         LANDLORD MORE THAN ONE PERSON

     44.1. Notwithstanding that Landlord is comprised of Fisher and Hawaiian (i) all payments of fixed annual rent, additional rent and other charges hereunder, and all notices, demands, consents and other written communications required or permitted to be given by Tenant to Landlord hereunder, shall (unless otherwise directed in writing by both Fisher and Hawaiian) be given to Fisher or any agent designated in writing by both Fisher and Hawaiian, and (ii) all notices, demands, consents and other written communications required or permitted to be given by Landlord to Tenant hereunder (including without limitation notices of default pursuant to Article 19) shall be given by Fisher or any agent designated in writing by both Fisher and Hawaiian. Tenant shall be entitled to rely upon and act upon any consent, notice, waiver, amendment, modification, discharge or other action permitted or required of Landlord under this Lease, if and to the extent the same shall be done or performed by Fisher or any agent designated in writing by both Fisher and Hawaiian. Tenant, however, shall serve Fisher and Hawaiian in order to effect service of process in any action or proceeding (including arbitration). All such payments, notices, demands, consents, and other written communications and other actions shall be conclusively binding upon all of the persons constituting Landlord and upon their respective heirs, executors, administrators, legal representatives, successors and assigns if sent to Fisher or any agent designated in writing by both Fisher and Hawaiian.

                                  ARTICLE 45

                                EFFECTIVE DATE

     45.1. Notwithstanding anything contained herein to the contrary, this Agreement and all of the terms, provisions and conditions hereof shall be effective as of the date (the "Effective Date") this Agreement is consented to and approved of by the Bankers Trust Company, as trustee. If the Effective Date shall not have occurred by February 15, 1995 Landlord or Tenant may terminate this Agreement thereafter upon written notice to the other party, provided the Effective Date shall not have occurred prior to the sending of the notice.

                                  ARTICLE 46

                              RETAIL SPACE LEASE

     46.1. Landlord and Tenant have simultaneously entered into the Retail Space Lease covering the retail space (the "Retail Space") occupied by "Labels for Less" on the south side of the Building. Landlord understands that Tenant would like to occupy the Retail Space on or about January 1, 1996. Accordingly, Landlord agrees to use its best efforts to secure the Retail Space by January 1, 1996 and agrees to offer the occupant of such space up to One Million ($1,000,000) Dollars to vacate such space by January 1, 1996. If Landlord is unable to obtain the Retail Space for Tenant's occupancy by January 1, 1996, then Tenant shall be entitled to a credit against the fixed annual rent payable by Tenant hereunder in an amount equal to $2 per square foot per annum multiplied by the rentable square feet contained in the demised premises for calendar year 1996, $4 per square foot per annum multiplied by the rentable square feet contained in the demised premises for calendar year 1997, $6 per square foot per annum multiplied by the rentable square feet contained in the demised premises for calendar year 1998 and an amount equal to $50,000 per month for the first seven months of calendar year 1999. The foregoing credit shall be given to Tenant, monthly, commencing January 1, 1996.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                          THE FISHER-SIXTH AVENUE COMPANY,
                                          Landlord

                                       By:
                                          HAWAIIAN SIXTH AVENUE CORP.,
                                          Landlord

                                       By:
                                          UNION BANK OF SWITZERLAND,
                                          NEW YORK BRANCH, Tenant

                         FIRST SUPPLEMENTAL AGREEMENT
                         ----------------------------

     FIRST SUPPLEMENTAL AGREEMENT dated as of the 30th day of April, 1995, between THE FISHER-SIXTH AVENUE COMPANY, a New York partnership ("Fisher") with its office c/o Fisher Brothers at 299 Park Avenue, New York, New York 10171 and HAWAIIAN SIXTH AVE. CORP., a New York corporation ("Hawaiian") with its office at 1345 Avenue of the Americas, New York, New York 10105 (hereinafter Fisher and Hawaiian are collectively called "Landlord"), and UNION BANK OF SWITZERLAND, NEW YORK BRANCH, a Swiss banking corporation having an office at 299 Park Avenue, New York, New York 10171 ("Tenant").

                             W I T N E S S E T H :
                             --------------------

          WHEREAS:

          A. Landlord and Tenant have entered into a certain lease with respect to the entire rentable areas on the 47th through 50th floors (the "47-50 Lease") in the building known as 1345 Avenue of the Americas, New York, New York 10105 (hereinafter called the "Building") dated as of December 31, 1994 and a certain lease with respect to a portion of the ground floor of the Building (the "Retail Lease") dated as of December 31, 1994 (the 47-50 Lease and the Retail Lease, as the same have been or may hereafter be amended, are hereinafter sometimes collectively referred to as the "Leases") each for a term commencing and ending as met forth in the respective lease.

          B. The parties hereto desire to further modify the Leases and to provide for (i) the inclusion in the 47-50 Lease of additional space to be demised to Tenant consisting of the 46th floor of the Building and (ii) certain other modifications, all as are more particularly set forth herein.

          NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

          1. DEFINED TERMS. Except as otherwise defined herein, all terms used
             -------------
in this Agreement shall have the same meanings provided in the 47-50 Lease or the Retail Lease, as the case may be.

          2. DEMISE OF ADDED SPACE. (a) Effective May 1, 1995 (the "Adjustment
             ---------------------
Date") and for the entire remaining term of the 47-50 Lease there shall be added to and included in the demised premises the following additional space in the Building, to wit:

          All of the rentable space on the 46th floor of the Building (herein called the "Added Space") as shown on the floor plan annexed hereto as Exhibit A.

          (b) Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord the Added Space, subject and subordinate to all superior leases and superior mortgages as provided in the 47-50 Lease and upon and subject to all covenants, agreements, terms and conditions of the 47-50 Lease, as supplemented by this Agreement.

          3. FIXED ANNUAL RENT AND ADDITIONAL RENT.
             -------------------------------------

          (a) (i) In addition to the fixed annual rent payable under Section
1.l and the other provisions of the 47-50 Lease with respect to the 47th through 50th floors (the "Original Space"), Tenant shall pay fixed annual rent with respect to the Added Space in the amount of ONE MILLION FOUR HUNDRED NINETY-TWO THOUSAND TWO HUNDRED SIXTY DOLLARS ($1,492,260.75) per annum during the period commencing on the Adjustment Date and ending on December 31, 2000; ONE MILLION SIX HUNDRED EIGHTEEN THOUSAND EIGHTY SIX DOLLARS ($ 1,618,086.75) per annum commencing January 1, 2001 and ending on December 31, 2005;ONE MILLION SEVEN HUNDRED FORTY THREE THOUSAND NINE HUNDRED NINE DOLLARS ($1,743,909.75) per annum commencing January 1, 2006 and ending December 31, 2010 and ONE MILLION EIGHT HUNDRED SIXTY NINE THOUSAND SEVEN HUNDRED THIRTY TWO DOLLARS ($1,869,732.75) per annum commencing January 1, 2011 and ending on the Expiration Date.

          (b) The percentage :"7.164 percent (7.164%)" appearing in subsection 4.1(a)(ii) of the 47-50 Lease shall be changed to read "9.305 percent (9.305%)."

          (c) The percentage "7.454 percent (7.454%)" appearing in subsection 5.1(a) (iv) of the 47-50 Lease shall be changed to read "9.675 percent (9.675%)."

          (d) The percentage "7.454 percent (7.454%)" appearing in subsection 6.3(a)(iv) of the 47-50 Lease shall be changed to read "9.675 percent (9.675%)."

          (e) Notwithstanding anything to the contrary in this Section 3, the fixed annual rent and additional rent payable by Tenant hereundcr shall be abated for the period commencing on the Adjustment Date and ending on December 31, 1995. In addition, provided Tenant is not in default under the Leases, beyond any applicable grace or cure periods, fixed annual rent shall be further abated for the month of January in the years 1997, 1998 and 1999.

          (a) Article 46 of the 47-50 Lease is hereby deemed deleted from the 47-50 Lease in its entirety.

          (b) Section 1.2 of the Retail Lease is hereby deemed deleted in its entirety.

          5. BROKERAGE. Tenant represents and warrants that it neither consulted
             ---------
nor negotiated with any broker or finder with regard to this Agreement, other than Fisher Brothers Management Company and Cushman & Wakefield, Inc. Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than Fisher Brothers Management Company and Cushman & Wakefield, Inc. with whom Tenant has dealt in connection with this Agreement and which are the result of the acts of Tenant.

          6. EFFECTIVE DATE OF-AGREEMENT. This Agreement and all of the terms,
             ---------------------------
provisions and conditions hereof, shall be effective as of the date (the "Effective Date") on which (a) a fully executed eleventh supplement ("Alliance Amendment") of that certain lease between landlord and Alliance Capital Management, L.P. ("Alliance") covering certain space in the Building is unconditionally delivered by both Landlord and Alliance, and (b) the Bankers Trust Company, as Trustee (the "Trustee") has consented to and approved of this Agreement and the Alliance Amendment. If the Effective Date has not occurred by May 1, 1995, Tenant may terminate this Agreement by written notice to Landlord by May 15, 1995, in which event this Agreement shall automatically terminate unless the Effective Date occurs by May 15, 1995, in which event any such notice to terminate shall be deemed voided.

          7. MISCELLANEOUS.
             -------------

          (a) Except as modified, amended and supplemented by this Agreement, the Lease and all covenants, agreements, terms and conditions thereof shall continue in full force and effect and are hereby in all respects ratified and confirmed.

          (b) This Agreement shall not be binding upon Landlord and Tenant unless and until it is signed by both parties hereto and a signed copy thereof is delivered by Landlord to Tenant.

          (c) This Agreement constitutes the entire agreement among the parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought.

          (d) The terms, covenants and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and except as otherwise provided in the Lease as hereby supplemented, their respective successors and assigns.

          (e) This Agreement shall be governed in all respects by the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                By: THE FISHER-SIXTH AVENUE COMPANY

                                By: HAWAIIAN SIXTH AVENUE CORP.

                                By:  UNION BANK OF SWITZERLAND, NEW YORK BRANCH